                        HYDROGEN BURNER TECHNOLOGY, INC.

                            REORGANIZATION AGREEMENT

                  THIS REORGANIZATION AGREEMENT (this "AGREEMENT") is entered into as of the 7th day of September, 2000, by and among HYDROGEN BURNER TECHNOLOGY, INC., a California corporation ("HBT"), with an address at 19300 Susana Road, Rancho Dominguez, California 90221, SOFINOV SOCIETE FINANCIERE D'INNOVATION INC., a Quebec corporation ("SOFINOV"), with an address at 1981, Avenue McGill College, Montreal, Quebec H3A 3C7, SOFICAL INVESTMENT CORP. I, a California corporation ("SOFICAL"), with an address c/o Hughes Hubbard & Reed LLP, 350 South Grand Avenue, 36th Floor, Los Angeles, California 90071-3442, PHOENIX GAS SYSTEMS LLC, a California limited liability company ("PGS"), with an address at 3925 Vernon Street, Long Beach, California 90815, PHOENIX HYDROGEN SYSTEMS LLC, a California limited liability company ("PHS"), with an address at 3925 Vernon Street, Long Beach, California 90815, and the individuals whose names and addresses are listed on SCHEDULE A attached hereto and incorporated herein by this reference (the "INDIVIDUALS").

                                    RECITALS

                  WHEREAS, as of the 7th day of August, 1996, HBT and Sofinov entered into that certain Formation Agreement (the "FORMATION AGREEMENT") and that certain First Refusal Agreement (the "FIRST REFUSAL AGREEMENT") in order to provide for the terms and conditions upon which Sofinov made certain investments in PHS and PGS, certain rights of first refusal granted to Sofinov relating to HBT and other entities, and the governance of PHS, PGS and HBT;

                  WHEREAS, the parties hereto desire to (i) form a holding company for the purpose of consolidating the holdings in PHS, PGS and Sofical (the "REORGANIZATION") and (ii) subsequently merge such holding company with and into HBT (the "MERGER"), all upon the terms and conditions set forth herein;

                  WHEREAS, on the 10th day of August, 2000, HBT and Sofinov entered into a letter of intent (the "LOI") which set forth the basic terms and conditions upon which they agreed to restructure HBT, Sofical, PHS and PGS; and

                  WHEREAS, upon review of the available options, the parties hereto desire to effect the basic terms and conditions set forth in the LOI and the Term Sheet attached thereto, as set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                       ARTICLE I. ISSUANCE OF SECURITIES.

                  1.1      REORGANIZATION.

                  (a) On or before the Reorganization Closing Date (as defined in SECTION 1.4 below), each of the parties hereto shall take the following actions:

                           (i) HBT shall, as the incorporator, form a new California corporation to be named Phoenix Hydrogen Systems, Inc. ("NEWCO"), by filing with the California Secretary of State the Articles of Incorporation in the form attached hereto as EXHIBIT A.

                           (ii) HBT shall, as the incorporator, adopt by-laws on behalf of Newco substantially incorporating the terms and conditions set forth in that certain Operating Agreement of PHS, dated as of August 23, 1996 (the "PHS OPERATING AGREEMENT"), in the form attached hereto as EXHIBIT B.

                           (iii) HBT shall, as the incorporator, appoint the following persons as the directors and officers of Newco and shall resign as the incorporator:

                                    The following persons shall be appointed by
           the incorporator as the initial directors of Newco:

                                    David Moard;
                                    Roger Saillant;
                                    Jean-Luis Exbrayat;
                                    Dr. James N. Goffi;
                                    Dr. Larry L. Berg;
                                    Ivan Roch;
                                    Henry Wedaa;
                                    Fred R. Seddiqui;
                                    David Freeman.

The following persons shall be appointed by the incorporator as the officers of
Newco:

                                    David Moard     -   President
                                    Michael Burke   -   Chief Financial Officer
                                    Larry Frost     -   Secretary

                           (iv) Upon completion of the foregoing actions in CLAUSES (I) THROUGH (III) above, the following parties shall take the following actions:

                                    (A)      Each of PGS, PHS, Sofical and
Newco, and each entity's respective members or shareholders shall approve, execute and deliver to HBT for filing, the Agreement of Reorganization to effect the Reorganization (as defined below), in the form attached hereto as EXHIBIT C (the "AGREEMENT OF REORGANIZATION") and the Certificates of


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Approval of the Agreement of Reorganization, substantially in the form of
EXHIBIT D attached hereto (the "APPROVAL CERTIFICATES"); and

                                    (B)      On the Reorganization Closing Date,
PGS, PHS and Sofical shall be merged with and into Newco (the "REORGANIZATION"), in which Newco shall be the surviving corporation in the Reorganization, upon the filing of the Agreement of Reorganization and the Approval Certificates with the California Secretary of State by HBT.

                  (b) Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, each of PHS, PGS and Sofical will merge with and into Newco at the Reorganization Effective Time (as defined in this CLAUSE (b)). The terms and conditions of the Reorganization and the mode of carrying the same into effect will be as set forth in this Agreement and the applicable provisions of the California General Corporation Law (the "CGCL"). As a result of the Reorganization, the separate existence of each of PHS, PGS and Sofical will cease and Newco will continue as the surviving corporation and shall succeed to and assume all of the rights and obligations of each of PHS, PGS and Sofical in accordance with the CGCL. The Reorganization shall have the effect set forth in the CGCL. The Reorganization shall become effective at the time at which the Agreement of Reorganization has been duly filed with the California Secretary of State (for purposes of this SECTION 1.1 the time the Reorganization becomes effective in accordance with the foregoing being referred to as the "REORGANIZATION EFFECTIVE TIME").

                  (c) At the Reorganization Effective Time, by virtue of the Reorganization and without any action on the part of the holders of any of the following securities:

                           (i) All shares of capital stock of Sofical issued and outstanding immediately prior to the Reorganization Effective Time will be automatically converted into the right to receive the number of shares of Newco Common Stock set forth in Footnote 2 to SCHEDULE 1.1 hereto;

                           (ii) All membership interests in PGS outstanding immediately prior to the Reorganization Effective Time and held by the Individuals, HBT and Sofical will be automatically converted into the right to receive the number of shares of Newco Common Stock referenced on SCHEDULE 1.1 hereto;

                           (iii) All membership interests in PHS outstanding immediately prior to the Reorganization Effective Time and held by HBT and Sofinov will be automatically converted into the right to receive the number of shares of Newco Common Stock referenced on SCHEDULE 1.1 hereto.

                           (iv) All shares of capital stock of Sofical and all membership interests in PGS and PHS will, upon conversion thereof into shares of Newco Common Stock at the Reorganization Effective Time, cease to be outstanding and will automatically be canceled and retired, and each certificate previously evidencing any such capital stock or membership interest outstanding immediately prior to the Reorganization Effective Time will thereafter represent only the right to receive the shares of Newco Common Stock into which such shares of Sofical capital stock or membership interests of PGS and PHS represented by such certificate have been converted pursuant to this Section. The holders of certificates previously evidencing Sofical capital stock or membership interests of PGS and PHS will cease to have any rights with respect to such stock or interests except as otherwise provided herein or by the CGCL.

                           (v) On the day of the Reorganization Effective Time, Newco will issue and provide for delivery to the former holders of Sofical capital stock or membership interests of PGS and PHS certificates representing shares of Newco Common Stock issuable pursuant to this Section.

                  1.2      IPO.

                  (a) In the event that HBT notifies each of the parties hereto, upon not less than 3 days' prior written or facsimile notice (the "IPO NOTICE"), that HBT intends to consummate an initial public offering of its common stock on or before December 31, 2000, which has received the unanimous approval of the IPO Pricing Committee of HBT's Board of Directors (the "IPO"), the parties hereby agree to take such actions as may be reasonable and necessary to effect a merger of Newco with and into HBT on the terms and subject to the conditions set forth herein (the "MERGER").

                  (b) Upon the receipt of the IPO Notice, each of the parties hereby agrees to take, and shall take, the following actions:

                           (i)      Each of the parties hereto, as the
         shareholders of Newco, shall, if and to the extent deemed necessary, approve the Merger and the Agreement of Merger in the form of EXHIBIT E attached hereto (the "AGREEMENT OF MERGER");

                           (ii) HBT shall approve the Merger and the Agreement of Merger and shall have obtained, prior to the IPO Notice, the approval of the Merger by HBT's shareholders;

                           (iii) The appropriate officers of Newco and HBT shall execute and deliver and cause to be filed with the California Secretary of State, the Agreement of Merger and such certificates of approval and other documents, in such form as required by, and executed in accordance with the relevant provisions of, the CGCL, to effect the Merger;

                           (iv) On the Merger Closing Date, Newco and HBT shall effect the Merger by filing the Agreement of Merger with the California Secretary of State pursuant to which Newco shall be merged with and into HBT and HBT shall be the surviving corporation in the Merger.

                  (c) Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, Newco will merge with and into HBT at the Effective Time (as defined in this CLAUSE (c)). The terms and conditions of the Merger and the mode of carrying the same into effect will be as set forth in this Agreement and the applicable provisions of the CGCL. As a result of the Merger, the separate existence of Newco will cease and HBT will continue as the surviving corporation and shall succeed to and assume all of the rights and obligations of Newco in accordance with the CGCL. The Merger shall have the effect set forth in the CGCL. The Merger shall become effective at the time at which the Agreement of Merger has been duly filed with the California Secretary of State (for purposes of this SECTION 1.2, the time the Merger becomes effective in accordance with the foregoing being referred to as the "EFFECTIVE TIME"). The parties hereto agree that the Agreement of Merger shall be filed and the Effective Date of the Merger shall be the business day before the scheduled closing of the IPO as determined by written or facsimile notice from the managing underwriter of the IPO to HBT.

                  (d) At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any of the following securities:

                           (i) Each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Newco Common Stock held by HBT) will be automatically converted into the right to receive one share of HBT Common Stock;

                           (ii) Each share of Newco Common Stock held by HBT immediately prior the Effective Time will be canceled;

                           (iii) All shares of Newco Common Stock will, upon conversion thereof into shares of HBT Common Stock at the Effective Time, cease to be outstanding and will automatically be canceled and retired, and each certificate previously evidencing any such Newco Common Stock immediately prior to the Effective Time (other than Newco Common Stock held by HBT) will thereafter represent only the right to receive the shares of HBT Common Stock into which such shares of Newco Common Stock represented by such certificate have been converted pursuant to this Section. The holders of certificates previously evidencing Newco Common Stock will cease to have any rights with respect to such stock or interests except as otherwise provided herein or by the CGCL.

                           (iv) On the day of the Effective Time, HBT will issue and provide for delivery to the former holders of Newco Common Stock certificates representing shares of HBT Common Stock issuable pursuant to this Section in the amounts set forth on SCHEDULE 1.2 attached hereto.

                  (e) Upon receipt of the IPO Notice and simultaneous with the Merger, Sofinov shall purchase and HBT shall sell to Sofinov 2,178,000 additional shares of HBT Common Stock at a price of $5.00 per share, for a total purchase price of $10,890,000.

                  (f) Sofinov hereby approves the IPO, PROVIDED that (i) it shall be consummated on or before the 31st day of December, 2000 (after which date any initial public offering of the securities of HBT shall require the approval of Sofinov), (ii) a director of HBT designated by Sofinov shall be a member of the IPO Pricing Committee of HBT appointed in connection with the IPO, and (iii) approval of the pricing of the IPO shall require the unanimous vote of all members of the IPO Pricing Committee.

                  1.3      ALTERNATIVE MERGER.

                  (a) In the event that HBT does not deliver the IPO Notice and consummate an IPO by the 31st day of December, 2000, the parties hereby agree to take such actions as may be reasonable and necessary to effect an Alternative Merger of Newco with and into HBT on the following terms and conditions (the "ALTERNATIVE MERGER"):

                           (i) Within five business days following December 31, 2000, the Board of Directors of HBT shall approve and cause the appropriate officers of HBT to amend HBT's Articles of Incorporation to authorize or designate shares of a class of Preferred Stock with the rights, preferences and privileges substantially in the form of EXHIBIT F attached hereto;

                           (ii)     Each of the parties hereto, as the
         shareholders of Newco, shall, if and to the extent deemed necessary, approve the Alternative Merger and the alternative Agreement of Merger in the form of EXHIBIT G attached hereto (the "ALTERNATIVE AGREEMENT OF MERGER");

                           (iii) HBT shall approve the Alternative Merger and the Alternative Agreement of Merger and shall have obtained, prior to the action described in (i) above, the approval of the Alternative Merger and the amendment to the HBT's Articles of Incorporation described in (i) above by HBT's shareholders.

                           (iv) The appropriate officers of Newco and HBT shall execute and deliver and cause to be filed with the California Secretary of State, the Alternative Agreement of Merger and such certificates of approval and other documents, in such form as required by, and executed in accordance with the relevant provisions of, the CGCL, to effect the Alternative Merger;

                           (v) Within 15 business days of December 31, 2000, Newco and HBT shall effect the Alternative Merger by filing the Alternative Agreement of Merger with the California Secretary of State pursuant to which Newco shall be merged with and into HBT and HBT shall be the surviving corporation in the Alternative Merger.

                  (b) Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, Newco will merge with and into HBT at the Alternative Effective Time (as defined in this CLAUSE (b)). The terms and conditions of the Alternative Merger and the mode of carrying the same into effect will be as set forth in this Agreement and the applicable provisions of the CGCL. As a result of the Alternative Merger, the separate existence of Newco will cease and HBT will continue as the surviving corporation and shall succeed to and assume all of the rights and obligations of Newco in accordance with the CGCL. The Alternative Merger shall have the effect set forth in the CGCL. The Alternative Merger shall become effective at the time at which the Alternative

Agreement of Merger has been duly filed with the California Secretary of State (for purposes of this SECTION 1.3, the time the Alternative Merger becomes effective in accordance with the foregoing being referred to as the "ALTERNATIVE EFFECTIVE TIME").

                  (c) At the Alternative Effective Time, by virtue of the Alternative Merger and without any action on the part of the holders of any of the following securities:

                           (i) All shares of Newco Common Stock issued and outstanding immediately prior to the Alternative Effective Time (other than shares of Newco Common Stock held by HBT) held by Sofinov or its assigns will be automatically converted into the right to receive one share of HBT Preferred Stock and each share of Newco Common Stock issued and outstanding and held by the Individuals will be automatically converted into the right to receive one share of HBT Common Stock, as set forth on SCHEDULE 1.3 hereto;

                           (ii) Each share of Newco Common Stock held by HBT immediately prior the Alternative Effective Time will be canceled;

                           (iii) All shares of Newco Common Stock will, upon conversion thereof into shares of HBT Common Stock and HBT Preferred Stock at the Alternative Effective Time, cease to be outstanding and will automatically be canceled and retired, and each certificate previously evidencing any such Newco Common Stock and HBT Preferred Stock immediately prior to the Alternative Effective Time (other than Newco Common Stock held by HBT) will thereafter represent only the right to receive the shares of HBT Common Stock and HBT Preferred Stock, as the case may be, into which such shares of Newco Common Stock represented by such certificate have been converted pursuant to this Section. The holders of certificates previously evidencing Newco Common Stock will cease to have any rights with respect to such stock or interests except as otherwise provided herein or by the CGCL.

                           (iv) On the day of the Alternative Effective Time, HBT will issue and provide for delivery to the former holders of Newco Common Stock certificates representing shares of HBT Common Stock and HBT Preferred Stock issuable pursuant to this Section.

                  (d) Upon consummation of the Alternative Merger, Sofinov shall have the option granted pursuant to SECTION 1.8(e) hereof to purchase 2,178,000 additional shares of Preferred Stock at a price per share of $5.00, such option to be exercised on or before August 15, 2001.

                  1.4      CLOSING.

                  (a) Subject to the terms and conditions set forth in this Agreement, the closing (the "REORGANIZATION CLOSING") of the Reorganization shall be held on the 29th day of September, 2000, or on such later date as Sofinov and HBT may agree to (the "REORGANIZATION CLOSING DATE"), at the offices of Hughes Hubbard & Reed LLP, 350 South Grand Avenue, 36th

Floor, Los Angeles, California 90071.


                  (b) Subject to the terms and conditions set forth in this Agreement, the closing (the "MERGER CLOSING") of the Merger or the Alternative Merger, as the case may be, shall be held as provided herein, or such other closing date as Sofinov and HBT may agree to (the "MERGER CLOSING DATE"), at the offices of Hughes Hubbard & Reed LLP, 350 South Grand Avenue, 36th Floor, Los Angeles, California 90071.

                  1.5 PRE-MERGER PRE-IPO RIGHTS OF SOFINOV. Until the Effective Time of the Merger or the Alternative Effective Time of the Alternative Merger, as the case may be, the parties hereto hereby make the following covenants and grant the following rights and preferences to and for the benefit of Sofinov:

                  (a) SALE OR ISSUANCE OF SHARES. Neither Newco nor HBT shall, after the date hereof, issue or sell any shares of their capital stock or any options, warrants or other rights to purchase any of their capital stock, or any other security convertible into capital stock, except as follows:

                           (i) the issuance of Newco Common Stock as provided herein with respect to the Reorganization;

                           (ii) the grant of options or the issuance of HBT Common Stock with respect to the exercise or conversion of outstanding employee stock options, pursuant to employment agreements, the 2000 Equity Incentive Plan or outstanding warrants;

                           (iii) the issuance of up to 10,691,350 shares of HBT Common Stock to Visteon Corporation ("VISTEON") pursuant to the terms of the Letter of Intent between HBT and Visteon, dated as of June 20, 2000;

                           (iv) the issuance, as provided herein, of HBT Common Stock in the Merger or HBT Common Stock and Preferred Stock in the Alternative Merger, as the case may be;

                           (v) the sale of 2,178,000 shares of HBT Common Stock or HBT Preferred Stock, as the case may be, to Sofinov as provided in this Agreement; and

                           (vi) the issuance of HBT Common Stock pursuant to the IPO.

                  (b) ACTION BY NEWCO AND HBT. Neither Newco nor HBT shall, after the date hereof, take the following actions without the prior written approval of Sofinov:

                           (i) Amend the Articles of Incorporation or Bylaws of either Newco or HBT in any manner that would alter or change Sofinov's rights or the rights of the directors designated by Sofinov as set forth in SECTION 1.5(c) below, except that the Articles of Incorporation and Bylaws of HBT shall be amended and restated, upon the approval by HBT's shareholders, to carry out the resolutions adopted by HBT's board of directors on August 25, 2000 and as summarized in the September 2, 2000 draft of the HBT Form S-1, delivered to Sofinov;

                           (ii) Reclassify any outstanding shares into shares having rights senior to or on parity with the shares of stock owned by Sofinov; or

                           (iii) Liquidate or dissolve either Newco (except as provided herein with respect to the Merger or Alternative Merger) or HBT.

                  (c) BOARD OF DIRECTORS. Each of Newco and HBT will have a board of directors (the "Board") consisting of nine (9) members. As to both companies, Sofinov shall have the right to designate two (2) Board members, who shall initially be Ivan Roch and Fred R. Seddiqui. All decisions by the Board of Newco and HBT shall require a majority vote of the members of the Board, except that neither Newco nor HBT will, without the approval by vote or written consent of 66 2/3% of the members of the Board of the applicable company:

                           (i) Merge or consolidate with or into any business entity (except with respect to the Reorganization, the Merger or the Alternative Merger as provided in this Agreement);

                           (ii) Acquire or dispose of a majority interest in any other business entity (except the acquisition by HBT of a majority interest in SAJIM, a French company for approximately $250,000 in value);

                           (iii) Make any changes in the fundamental nature of such company, or the business carried out by it;

                           (iv) Except with respect to the Reorganization, the Merger or the Alternative Merger as provided in this Agreement, sell, transfer, pledge or exclusively license (or agree to do any of the foregoing) (y) any patent or related intellectual property rights relating to the fuel cell technology or that is inconsistent with the annual business plan of such company or (z) all or substantially all of the assets of such company, whether in a single transaction or a series of related transactions;

                           (v)      Adopt the annual business plan for such
         company;

                           (vi) Enter into any agreement between such company, and any party affiliated with such company (director, officer, management level employee or shareholder other than Sofinov, Gaz de France or GDF International, or Visteon) other than in connection with employment matters;

                           (vii) Enter into any agreement between such company, and any third party for the purpose of forming a strategic alliance or a joint venture of any kind except marketing (agent and distributor agreements) and any agreements that do not involve technology transfer (except pursuant to the terms of the June 20, 2000 Letter of Intent with Visteon Corporation).

                           (viii) Adopt the annual operating and capital expenditure budget of such company; or

                           (ix) Acquire or dispose of a minority interest in any other business entity (except in connection with the Reorganization, the Merger or the Alternative Merger, as provided herein).

                  (d) INVESTOR RIGHTS. Each of Newco and HBT shall provide Sofinov with each of the following:

                           (i) FINANCIAL INFORMATION AND INSPECTION RIGHTS. Sofinov will receive the same financial information about Newco or HBT, as the case may be, as was provided in SECTION 8.8 of the Formation Agreement with respect to PHS and PGS.

                           (ii) RIGHT OF FIRST REFUSAL. Sofinov will have a pro rata right, based on percentage interest of common stock of the applicable company (on an as-converted, fully-diluted basis), to participate in subsequent financings of Newco or HBT, as the case may be, excluding however the issuance and sales of Newco Common Stock and HBT Common Stock or Preferred Stock as described in SECTION 1.5(a) above.

                           (iii) CO-SALE RIGHTS. Each of the parties hereto will have the right to participate on a pro rata basis in any transfers of stock by any other party hereto, except transfers of stock described in SECTION 1.5(a) above.

                           (iv) NEW OPERATING COMPANIES. The formation of any new operating companies by Newco or HBT to exploit the Licensed UOB Patents and UOB Technology shall be governed by the provisions of
         ARTICLE VIII of the Formation Agreement.

                           (v)      PUBLIC STOCK OFFERING RIGHTS.

                                             (A)      Between January 1, 2001
and August 23, 2006, the timing, terms and pricing of any initial public offering of common stock (a "PUBLIC STOCK OFFERING") for interests in HBT (or any successor entity) and any new operating company of HBT shall be subject to the consent of Sofinov, which consent shall not be unreasonably withheld. HBT shall use its best efforts to accommodate Sofinov's structuring needs and preferences.

                                             (B)      HBT acknowledges that it
has been advised that (x) Sofinov intends to ultimately dispose of any interest it holds in HBT and any other interest it may acquire in any new operating company of HBT, such disposal to be effectuated by means of a sale of stock in HBT or such new operating company, as the case may be, (y) Sofinov will make its investments in any such new operating company through one or more entities controlled by Sofinov and (z) each such separate entity may be merged or otherwise consolidated with such new operating company concurrently with or following the incorporation of such operating company in anticipation of an Public Stock Offering or otherwise. Each party shall use its best efforts to accommodate the others' structuring needs and preferences.

                  1.6 POST-MERGER POST-IPO RIGHTS OF SOFINOV. In the event the Merger is consummated, HBT hereby makes the following covenants and grants the following rights and preferences to and for the benefit of Sofinov:

                  (a) BOARD OF DIRECTORS. So long as Sofinov shall own any unregistered securities in HBT, Sofinov shall have the right to nominate no less than one (1) nominee on the HBT Board so long as it has an interest in HBT of 5% or more of its outstanding securities on a fully diluted basis.

                  (b) INVESTOR RIGHTS. HBT shall enter into an Investor Rights Agreement with Sofinov in the form attached hereto as EXHIBIT H.

                  1.7 PRE-ALTERNATIVE MERGER RIGHTS OF SOFINOV. In the event HBT does not consummate the IPO prior to December 31, 2000, from January 1, 2001 until the consummation of the Alternative Merger, the parties hereto agree and covenant for the benefit of Sofinov to take, or cause to be taken, the following actions by HBT:

                  (a) All of the actions set forth in SECTION 1.3(b) hereof to the extent necessary to effect the substance of the Alternative Merger;

                  (b) HBT shall not take any of the actions that would have been prohibited prior to the Merger under SECTIONS 1.5(a) AND (b) hereof;

                  (c) HBT grants to Sofinov the rights and preferences set forth in SECTIONS 1.5(c) AND (d) hereof.

                  1.8 POST-ALTERNATIVE MERGER RIGHTS OF SOFINOV. In the event HBT does not consummate the IPO prior to December 31, 2000, subsequent to the consummation of the Alternative Merger, HBT and Sofinov agree as follows:

                  (a) PUBLIC OFFERING RIGHTS. Between January 1, 2001 and August 23, 2006, the timing, terms and pricing of any Public Stock Offering of any securities of HBT (or any successor entity) and any new operating company shall be subject to the consent of Sofinov, which consent shall not be unreasonably withheld. HBT shall use its best efforts to accommodate Sofinov's structuring needs and preferences.

                  (b) HBT acknowledges that it has been advised that (x) Sofinov intends to ultimately dispose of any interest it holds in HBT and any other interest it may acquire in any new operating company of HBT, such disposal to be effectuated by means of a sale of stock in HBT or such new operating company, as the case may be, (y) Sofinov will make its investments in any such new operating company through one or more entities controlled by Sofinov and (z) each such separate entity may be merged or otherwise consolidated with such new operating company concurrently with or following the incorporation of such operating company in anticipation of an Public Stock Offering or otherwise. Each party shall use its best efforts to accommodate the others' structuring needs and preferences.

                  (c) INDEMNIFICATION RIGHTS. HBT shall grant to Sofinov indemnification rights substantially on the same terms and conditions as are contained in the PHS Operating Agreement.

                  (d) PUT OPTION. HBT shall provide to Sofinov upon written notice to HBT the option (a "PUT OPTION") that will become effective on or after August 23, 2002. Upon the exercise by Sofinov of its Put Option, HBT shall be required to repurchase (subject to the provisions of CLAUSE (9) below) all shares then held by Sofinov (the "SECURITIES") at their then fair market value.

                           (1) The Put Option shall terminate upon the occurrence of a Public Stock Offering by HBT of its Common Stock.

                           (2) For a period of no less than thirty (30) days after Sofinov gives the written notice of exercise (the "NOTICE"), Sofinov and HBT shall attempt to agree upon a price for the Securities. If they are unable to agree, then, on any date which is more than thirty (30) days after the Notice, Sofinov may notify HBT (the "APPRAISAL NOTICE") that it intends to determine the fair market value of the applicable Securities through an appraisal mechanism. The Appraisal Notice shall be accompanied by the name of the Appraiser ("SOFINOV'S APPRAISER") selected by Sofinov to appraise the applicable Securities. Within thirty (30) days after the Appraisal Notice, HBT shall notify (the "COUNTER-APPRAISAL NOTICE") Sofinov's Appraiser of the name of the appraiser selected (the "HBT APPRAISER") to appraise the applicable Securities. During the ninety (90) day period following the date of the Counter Appraisal Notice the two appraisers (the "APPRAISERS") shall separately determine the fair market value of the applicable Securities. HBT shall provide the Appraisers with an in-house financial statement as close as possible to the "EXERCISE DATE." The ninety (90) day period shall be extended by the time it takes to provide the in-house financial statement, which shall include at a minimum a Profit and Loss statement and a Balance Sheet.

                           (3) If HBT fails or refuses to select an appraiser within the thirty (30) day period, then the value of the applicable Securities as determined by Sofinov's Appraiser shall be deemed to be its fair market value.

                           (4) If the fair market value of the applicable Securities, as determined by one of the Appraisers, is within ten percent (10%) of the value as determined by the second Appraiser, then the fair market value shall be deemed to be the average of the two appraisals. If the difference in the valuations of the two Appraisers is more than ten percent (10%), then the two Appraisers shall select a third appraiser (the "THIRD APPRAISER") who shall, within ninety (90) days after his appointment, determine the fair market value of the applicable Securities, which may not, in any event, be lower than the lowest nor higher than the highest of the values as determined by Sofinov's Appraiser and HBT's Appraiser.

                           (5) Each appraiser selected must be experienced in appraising businesses of the type HBT is engaged in.

                           (6) The fair market value of the applicable Securities shall be determined without reference to a minority discount or a control premium.

                           (7) Sofinov shall pay the fees for Sofinov's Appraiser; HBT shall pay the fees for the HBT's Appraiser; and Sofinov and HBT shall each pay one half (1/2) of the fees for the Third Appraiser.

                           (8) Subject to the provisions of CLAUSE (9) below, within one hundred twenty (120) days after determination of the fair market value of the applicable Securities (a) Sofinov shall transfer the applicable Securities to HBT and (b) HBT will pay Sofinov, in cash, the fair market value for the applicable Securities. The transfer by Sofinov shall be without any representations or warranties except that Sofinov (1) owns the applicable Securities free and clear of any liens or encumbrances and (2) is lawfully empowered to transfer the applicable Securities to HBT.

                           (9) In the event of failure of HBT to purchase the applicable Securities as described in this CLAUSE (9), HBT and Sofinov shall work together, in good faith, to sell HBT. If HBT fails to actively and aggressively market its sale in good faith (with the active assistance of Sofinov), and/or if the joint efforts of HBT and Sofinov do not result in the sale of HBT at the best available price for a period of one year following the 120 days referred to in CLAUSE
         (8), then Sofinov shall have the right to (a) elect a committee of the Board of Directors that will be fully authorized to bind the Board of Directors to pursue a sale of HBT and (b) approve a sale of HBT at a price and on terms that are reasonably acceptable to Sofinov. The proceeds of the sale of the HBT pursuant to this CLAUSE (9) shall be allocated among the shareholders in accordance with their respective equity interests. Alternatively, Sofinov may offer to purchase, for cash, all the shares of Common Stock in HBT held by other shareholders at the then current fair market value, determined in accordance with the appraisal procedures described in this Section. Sofinov shall give the shareholders written notice of its offer to purchase, which offer the shareholders shall accept, and the closing of the sale shall be consummated within thirty (30) days of the delivery to the shareholders of Sofinov's offer to purchase.

                  (e) OPTION GRANT. HBT hereby grants an option to Sofinov, in further consideration of its covenants, to purchase 2,178,000 shares of Preferred Stock, at a purchase price of $5.00 per share (for a total purchase price of $10,890,000), such option to be exercised on or before August 15, 2001. If prior to the expiration of such option HBT completes a Public Stock Offering, provided that such a Public Stock Offering shall have a minimum offering of no less than $50,000,000 (which condition may be waived by Sofinov in its sole discretion), immediately prior to such a Public Stock Offering becoming effective Sofinov shall be obligated to purchase, and HBT shall sell, such 2,178,000 shares of Preferred Stock (or, at Sofinov's option, Common Stock) at a purchase price of $5.00 per share.

                  (f) INVESTOR RIGHTS. Until a Public Stock Offering, HBT grants to Sofinov the rights and preferences set forth in SECTION 1.5(d) hereof.

                  (g) BOARD OF DIRECTORS. Until a Public Stock Offering, HBT grants to Sofinov the rights and preferences set forth in SECTION 1.5(c) hereof.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES.

                  HBT hereby represents and warrants, with respect to itself and each of PGS and PHS (unless the context clearly requires otherwise, for purposes of this ARTICLE II only, any reference to "HBT" shall be deemed a reference to "EACH OF HBT, PGS AND PHS, JOINTLY AND SEVERALLY"), to the other parties hereto, subject to the exceptions set forth in their respective Disclosure Schedules, as follows. For purposes of this ARTICLE II, an effect or event will be deemed "material" to the extent that, with respect to HBT, such effect or event results in a loss, liability or transfer in excess of $100,000.

                  2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. HBT is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where its failure to so qualify would not have a material adverse effect on HBT. HBT's Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all HBT's directly or indirectly owned subsidiaries, or any equity interest owned by HBT, directly or indirectly, in any limited liability company, partnership or joint venture arrangement or other business entity, together with the jurisdiction of incorporation or organization of each such subsidiary or entity and the percentage of capital stock or other equity, profit or participation interests owned by HBT, directly or indirectly, in any such entities.

                  2.2 ARTICLES OF INCORPORATION; BYLAWS. HBT has furnished to the other parties complete and correct copies of the articles of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of HBT and each of its subsidiaries or affiliates. Neither HBT nor any of its subsidiaries or affiliates is in violation of any of the provisions of their certificate of incorporation or bylaws or equivalent organizational documents.

                  2.3      CAPITALIZATION.

                  (a) The authorized capital stock of HBT consists of 30,000,000 shares of Common Stock of which, as of the date hereof, 12,377,352 shares were issued and outstanding (other than treasury stock), all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of any person. SECTION 2.3(a) of HBT's Disclosure Schedule hereto lists the name and number of shares held by each recordholder of all of the issued and outstanding shares of the HBT's Common Stock and all holders of options to purchase Common Stock of HBT as of the date hereof.

                  (b) The minute books of HBT provided to the other parties contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.


                  (c) The Common Stock and Preferred Stock, in each case, when, and if, issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement as set forth in EXHIBIT H and under applicable state and federal securities laws. The shares of common stock, into which the Preferred Stock may be converted (the "CONVERSION SHARES"), shall be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, as set forth in EXHIBIT F, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws.

                  (d) Except for (i) the conversion privileges of the Preferred Stock which may be issued under this Agreement (ii) the options, warrants and rights to purchase or acquire HBT's common stock described in
SECTION 1.5(a) hereof, and (iii) currently outstanding options to purchase shares of Common Stock granted to employees and other service providers and pursuant to HBT's 2000 Equity Incentive Plan (collectively, the "OPTION PLANS") as set forth on SCHEDULE 2.3(d) attached hereto, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from HBT of any shares of its capital stock. In addition to the aforementioned options, HBT has reserved or will reserve an additional approximately 4,200,000 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plans. Other than as set forth herein, HBT is not a party or subject to any agreement or understanding, and, to the best of HBT's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of HBT. HBT is not a party or subject to any agreement or understanding that provides for the acceleration of vesting on any shares of its capital stock.

                  2.4 REGISTRATION RIGHTS. Except as provided in this Agreement and the Investor Rights Agreement, HBT has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, except with respect to the Formation Agreement.

                  2.5 AUTHORIZATION OF AGREEMENT. HBT has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at any closing hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by HBT of this Agreement and each instrument required hereby to be executed and delivered by it at any closing hereunder and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of HBT other than, with respect to the Merger, the approval and adoption of this Agreement by the shareholders of HBT, which approval and adoption in accordance with the CGCL and HBT's articles of incorporation shall require the affirmative vote of the holders of at least a majority of the outstanding shares of HBT's Common Stock. This Agreement has been duly executed and delivered by HBT and, assuming due authorization, execution and delivery hereof by the other parties, this Agreement constitutes the valid and binding obligation of HBT, enforceable against HBT in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  2.6 APPROVALS. Except for the applicable requirements, if any, of (a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (b) the filing and recordation of appropriate merger documents as required by the CGCL and (c) those laws, regulations and orders noncompliance with which would not in the aggregate materially impair the ability of HBT to perform its obligations under this Agreement or be material in any respect to HBT, no filing or registration with, no waiting period imposed by and no permit, order, authorization, consent or approval of, any court or governmental authority is required under any law, regulation or order applicable to HBT to permit HBT to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at any closing hereunder.

                  2.7 NO VIOLATION. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all permits or orders of, courts and/or governmental authorities indicated as required in SECTION 2.6 and receipt of the approval of this Agreement by the shareholders of HBT as required by the CGCL, neither the execution and delivery by HBT of this Agreement or any instrument required hereby to be executed and delivered by it at any closing hereunder, nor the performance by HBT of its obligations hereunder, will (a) violate or breach the terms of or cause a default, or accelerate the performance of any obligation of HBT or give rise to any payment obligation of any such person, or give rise to any right of termination, or require any consent, approval or waiver of any third party that is not a governmental authority, under any law, regulation or order applicable to HBT or the articles of incorporation or bylaws of HBT or (b) with the passage of time or the giving of notice have any of the effects set forth in this SECTION 2.7, except effects that would not, individually or in the aggregate, have a material adverse effect upon HBT.

                  2.8 REPORTS; FINANCIAL STATEMENTS. The audited statements of financial position, balance sheets and the related statements of operations and stockholders' equity (including any related notes thereto) of HBT for its fiscal years ending December 31, 1998 and 1999 and for the period ending June 30, 2000, attached hereto (the "HBT FINANCIALS") have been prepared on a basis consistent throughout and with prior periods in accordance with GAAP (except as otherwise noted therein), and present fairly the financial position of HBT as at their respective dates, and the results of its operations for the periods presented therein subject, in the case of the interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

                  2.9 NO UNDISCLOSED LIABILITIES. HBT has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in HBT Financials through the fiscal quarter ending June 30, 2000, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2000 which are not, and will not have, individually or in the aggregate, a material adverse effect on the business, operation or financial condition of HBT and (c) liabilities or obligations which are not and will not have, individually or in the aggregate, a material adverse effect on the business, operation or financial condition of HBT.

                  2.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2000, there is not and has not been any change or event that would have a material adverse effect on the business, operation or financial condition of HBT.

                  2.11 TITLE TO PROPERTIES. HBT has good, valid and marketable title to or a valid leasehold in, all of the properties and assets (real, personal and mixed, tangible and intangible) that are necessary to the conduct of the business of HBT as it is currently being conducted, including all of the properties and assets reflected in HBT's consolidated balance sheet as at June 30, 2000, other than any such properties or assets that have been sold or otherwise disposed of in the ordinary course of business since June 30, 2000. HBT holds under valid lease agreements all real and personal properties being held by HBT under capitalized leases, and all real and personal property held by HBT that is subject to operating leases, and enjoys peaceful and undisturbed possession of such properties under such leases, other than any immaterial properties. HBT has not received any written notice or has knowledge of any adverse claim to the title to any properties owned by it or with respect to any lease under which any properties are held by it, other than any claims that, individually or in the aggregate, are immaterial to HBT. Notwithstanding anything to the contrary, nothing in this SECTION 2.11 shall be construed to relate to intellectual property (it being understood that SECTION 2.19 contains representations and warranties relating to intellectual property).

                  2.12 MATERIAL CONTRACTS. Each Material Contract (as defined herein) is in full force and effect, and is a valid and binding obligation of HBT and, to the knowledge of HBT, each of the other parties thereto, enforceable in accordance with its terms, except (a) that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) as would not have a material adverse effect on HBT. No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by HBT, to the knowledge of HBT, any other party thereto under, or result in a right of termination of, any Material Contract, except as would not have a material adverse effect on HBT. The term "MATERIAL CONTRACT" shall mean any contract which is material to HBT and its subsidiaries taken as a whole or to the business, properties, prospects or financial condition of HBT.

                  2.13 INSURANCE. HBT maintains with third parties policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as it deems reasonable.

                  2.14 PERMITS; COMPLIANCE. HBT has obtained all material permits that are necessary to carry on its businesses as currently conducted. Such permits are in full force and effect in all material respects. Such permits have not been violated, except for such violations as would not have a material adverse effect on HBT. To the knowledge of HBT, no suspension, revocation or cancellation of any of such permits has been threatened. There is no litigation pending or, to the knowledge of HBT, threatened regarding suspension, revocation or cancellation of any of such permits.

                  2.15 LITIGATION. There is no action, suit, proceeding or investigation pending or, to HBT's knowledge, currently threatened against HBT that questions, or would question, directly or indirectly, the validity of this Agreement or the Investor Rights Agreement or the right of HBT to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of HBT, financially or otherwise, or any change in the current equity ownership of HBT, nor is HBT aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to HBT) involving the prior employment of any of HBT's employees, their use in connection with HBT's business of any information or techniques allegedly proprietary to any of their former employers, to their obligations under any agreements with prior employers. HBT is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court of government agency or instrumentality. There is no action, suit, proceeding or investigation by HBT currently pending or that HBT intends to initiate.

                  2.16 COMPLIANCE WITH LAWS. HBT is not subject to any written agreement, written directive, memorandum of understanding or order with or by any court or governmental authority restricting in any material respect its operation or requiring any materially adverse actions by HBT. HBT is in compliance with all applicable laws and regulations and is not in default with respect to any order applicable to HBT, except for such failure to comply or defaults which would not have a material adverse effect on HBT.

                  2.17 TAXES. Except as set forth in HBT's Disclosure Schedule, HBT represents and warrants as follows:

                  (a) All federal, state, local and foreign tax returns required to be filed (taking into account extensions) by or on behalf of HBT, and each affiliated, combined, consolidated or unitary group of which HBT is or has been a member have been timely filed, and all such tax returns are true, complete and correct in all material respects.

                  (b) All Taxes payable by or with respect to HBT have been timely paid, or adequately reserved for and shown on HBT's Financials. No deficiencies for any taxes have been proposed, asserted or assessed in writing against HBT that are not adequately reserved for and shown on HBT's Financials. All assessments for taxes due and owing by or with respect to HBT with respect to completed and settled examinations or concluded litigation have been paid.

                  (c) HBT has complied in all material respects with all rules and Regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under any foreign laws) and have, within the time and in the manner required by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                  (d) HBT (i) has not waived any statutory period of limitations in respect of its or their taxes or tax returns, which waiver remains in effect, nor (ii) is it a party to, bound by, or have any obligation under any tax sharing, allocation, indemnity, or similar contract or arrangement.

                  2.18 ENVIRONMENTAL LAWS AND REGULATIONS. Except as would not be or result in a material adverse effect on HBT: (a) HBT has been in compliance with all applicable environmental laws; (b) HBT has obtained all permits required by any applicable environmental law and all such permits are in full force and effect; (c) HBT has not, and HBT has no knowledge of any other person who has, caused any release, threatened release or disposal of any hazardous material at any properties or facilities previously or currently owned, leased or occupied by HBT; (d) HBT has no knowledge that any of its properties or facilities are adversely affected by any release, threatened release or disposal of a hazardous material originating or emanating from any other property; (e) HBT (i) has no liability for response or corrective action, natural resources damage, or any other harm pursuant to any environmental law,
(ii) is not subject to, has notice or knowledge of, or is required to give any notice of any environmental claim or (iii) has knowledge of any condition or occurrence which could form the basis of an environmental claim against HBT, or any of its properties or facilities; (f) HBT properties and facilities are not subject to any, and HBT has no knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of their properties and facilities arising from any (i) environmental law or (ii) release, threatened release or disposal of any hazardous material; and (g) there is no environmental claim pending, or, to HBT's knowledge, threatened, against HBT or, to HBT's knowledge, against any person whose liability for any environmental claim HBT has or may have retained or assumed either contractually or by operation of law.

                  2.19     INTELLECTUAL PROPERTY.

                  (a) HBT's Disclosure Schedule sets forth, for the Intellectual Property owned by HBT, a complete and accurate list of all United States and foreign (i) patents and patent applications; (ii) trademark registrations (including material Internet domain registrations) and applications and material unregistered trademarks; (iii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

                  (b) Except as would not have a material adverse effect on HBT;

                           (i) HBT owns, free and clear of liens, orders and arbitration awards, all owned intellectual property currently used in HBT's business, and has a valid and enforceable right to use all of the intellectual property licensed to HBT and currently used in HBT's business;

                           (ii) to the knowledge of HBT, HBT has taken reasonable steps to protect the intellectual property of HBT;

                           (iii) to the knowledge of HBT, the conduct of HBT's businesses as currently conducted does not infringe upon any rights owned or controlled by any third party;

                           (iv) there is no litigation pending or to HBT's knowledge threatened or any written claim from any person (A) alleging that HBT's activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any HBT intellectual property;

                           (v) no legal action has been brought against any third party by HBT for misappropriating, infringing, diluting, or violating any intellectual property owned by HBT; and

                           (vi) the execution, delivery and performance by HBT of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of HBT's rights to own any of its intellectual property or their respective rights under license agreements, nor require the consent of any governmental authority or third party in respect of any such intellectual property.

                  (c) Each employee, officer and consultant of HBT has executed a Proprietary Information and Inventions Agreement in the form provided to the parties hereto. HBT is not aware that any of its employees, officers or consultants are in violation thereof, and HBT will use its best efforts to prevent any such violation.

                  2.20 BROKERS. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HBT.

                  2.21 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of HBT or member of his or her immediate family is indebted to HBT, nor is HBT indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of HBT's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which HBT is affiliated or with which HBT has a business relationship, or any firm or corporation that competes with HBT, except that employees, officers, or directors of HBT and members of their immediate families may own stock in publicly traded companies that may compete with HBT. No member of the immediate family of any officer or director of HBT is directly or indirectly interested in any material contract with HBT.

                  2.22 LABOR AGREEMENTS AND ACTIONS; EMPLOYEE COMPENSATION. HBT is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of HBT's knowledge, has sought to represent any of the employees, representatives or agents of HBT. There is no strike or other labor dispute involving HBT pending, or to the best of HBT's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of HBT (as such business is presently conducted and as it is proposed to be conducted), nor is HBT aware of any labor organization activity involving its employees. HBT is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with HBT, nor does HBT have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of HBT is terminable at the will of HBT. To the best of its knowledge, HBT has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. HBT is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

                  2.23     EMPLOYEE BENEFIT PLANS.

                  (a) Each of the Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "BENEFIT PLANS" shall mean all employee retirement, welfare, stock option stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements that are applicable to any employee, director or consultant of HBT or its Subsidiaries or maintained by or contributed to by HBT or its Subsidiaries.

                  (b) As to any Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation
Section 4043 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred within the last six years, no notice of intent to terminate the Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Benefit Plan, there has been no termination or partial termination of the Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, except with respect to the conversion of the retirement income plan to a cash balance plan for which full vesting was granted with respect to affected employees, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

                  (c) Each trust funding a Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has, whenever required by law, received a favorable determination letter from the IRS regarding such exempt status, and to the knowledge of HBT has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

                  (d) With respect to any Benefit Plan or any other "EMPLOYEE BENEFIT PLAN" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or has been established, sponsored, maintained or contributed to or, to the knowledge of HBT, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the applicable closing, by HBT or its Subsidiaries or any corporation, trade, business or entity under common control or being a part of an affiliated service group with HBT, within the meaning of
Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("HBT COMMONLY CONTROLLED-ENTITY"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to incurred,
(ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by HBT or any HBT Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC and for which any liability is currently outstanding, (v) to the knowledge of HBT, no action, omission or transaction has occurred with respect to any such plan or any other Benefit Plan which could subject HBT or the plan or trust forming a part thereof to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and
Section 4980B of the IRC, (vii) there are no pending or, to the knowledge of HBT, threatened claims by or on behalf of any such plan or any other Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to HBT and its Subsidiaries, taken as a whole, and (viii) neither HBT nor any HBT Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

                  (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any Benefit Plan, or of any payment, exercisability, funding or vesting of any benefit under any Benefit Plan, (iii) result in payment becoming due or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

                  (f) HBT is not a party to any contract nor has it established any policy or practice, which would require HBT to make a payment or provide any other form of compensation or benefit to any person performing (or who within the past twelve months performed) services for HBT during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

                  (g) Except as would affect unionized employees and/or retirees who are covered by bargaining agreements, if any, each Benefit Plan, which is an "EMPLOYEE WELFARE BENEFIT PLAN," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by HBT or any affiliate of HBT, except as to benefits accrued thereunder prior to such amendment or termination.

                  (h) As of the date of this Agreement, HBT has not contributed nor been obligated to contribute to any "MULTI-EMPLOYER PLAN" within the meaning of Section 3(37) of ERISA within the last six years and has no outstanding liability with respect to any such plan.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SOFINOV AND SOFICAL

                  Sofinov hereby represents and warrants, with respect to itself and Sofical to the other parties hereto, subject to the exceptions set forth in the Sofinov's Disclosure Schedule that:

                  3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Sofinov and Sofical are legal entities duly organized, validly existing and in good standing, or will be in good standing on the date of any filing with the Secretary of State of the State of California, under the laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary.

                  3.2 CERTIFICATE OF INCORPORATION; BYLAWS. Sofinov and Sofical have furnished or made available to HBT complete and correct copies of the articles of incorporation and the bylaws in each case as amended or restated to the date hereof, of Sofinov and Sofical. Neither Sofinov nor Sofical are in violation of any of the provisions of their charters or bylaws.

                  3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Sofical consists of 10,000 shares of Common Stock, of which, as of the date hereof, 10,000 shares were issued and outstanding and held by Sofinov.

                  3.4 AUTHORIZATION OF AGREEMENT. Each of Sofinov and Sofical has all requisite corporate power and authority to execute and deliver this Agreement, and each instrument required hereby to be executed and delivered by Sofinov and Sofical at the applicable closing, and to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby; the execution and delivery by Sofinov and Sofical of this Agreement, and each instrument required hereby to be executed and delivered by Sofinov and Sofical at the closing, and the performance of their respective obligations hereunder have been duly and validly authorized by the Board of Directors of each of Sofinov and Sofical; and this Agreement has been duly executed and delivered by each of Sofinov and Sofical and, assuming due authorization, execution and delivery hereof by the other parties, constitutes a valid and binding obligation of each of Sofinov and Sofical, enforceable against each of Sofinov and Sofical in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  3.5 APPROVALS. Except for the applicable requirements, if any, of (a) the HSR Act, (b) the filing and recordation of appropriate merger documents as required by the CGCL and (c) those laws, regulations and orders noncompliance with which would not in the aggregate materially impair the ability of Sofinov and Sofical to perform their obligations under this Agreement or be material in any respect to Sofinov and Sofical, no notices to, consents or approvals of, or filings or registrations with any court or governmental authority is required under any law, regulation or order applicable to Sofinov and Sofical to permit Sofinov and Sofical to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by them at the closing.

                  3.6 NO VIOLATION. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all permits or orders of, courts and/or governmental authorities indicated as required in SECTION 3.5, neither the execution and delivery by Sofinov and Sofical of this Agreement, or any instrument required hereby to be executed and delivered by Sofinov and Sofical at the closing nor the performance by Sofinov and Sofical of their respective obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under any law, regulation or order applicable to Sofinov and Sofical, the charter or by-laws of Sofinov and Sofical or any contract, note, bond, mortgage, indenture, license, agreement or other instrument to which Sofinov and Sofical is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third person, have any of the effects set forth in this Section, except in any such case for any matters described in this SECTION 3.6 that would not in the aggregate have a material adverse effect upon the ability of Sofinov and Sofical to perform their obligations under this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUALS.

                  The Individuals hereby separately and not jointly represent and warrant to the other parties hereto, subject to the exceptions set forth in such Individual's Disclosure Schedule that:

                  4.1 OWNERSHIP OF MEMBERSHIP INTEREST. Each Individual is the owner of the membership interest in PGS set forth opposite such Individuals name as shown on SCHEDULE A hereto, free and clear of all liens, encumbrances and other charges with respect to such membership interests.

                  4.2 REQUISITE POWER AND AUTHORITY. Each Individual has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on each Individual's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be valid and binding obligations of each Individual, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

                  4.3 INVESTMENT REPRESENTATIONS. Each Individual understands that neither the common stock of Newco and of HBT (the "SHARES") have been registered under the Securities Act. Each Individual also understands that the shares of Newco or of HBT are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon each Individual's representations contained in the Agreement. Each Individual hereby represents and warrants as follows:

                  (a) ECONOMIC RISK. Each Individual has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to HBT so that it is capable of evaluating the merits and risks of its investment in HBT and has the capacity to protect its own interests. Each Individual must bear the economic risk of this investment indefinitely unless the shares are registered pursuant to the Securities Act, or an exemption from registration is available. Each Individual understands that HBT has no present intention of registering the securities. Each Individual also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow each Individual to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times each Individual might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Each Individual is acquiring the Shares for each Individual's own account for investment only, and not with a view towards their distribution.

                  (c) PROTECT ITS INTEREST. Each Individual represents that by reason of its, or of its management's, business or financial experience, each Individual has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

                  (d) ACCREDITED INVESTOR. Each Individual represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Each Individual has received and read the Financial Statements and has had an opportunity to discuss HBT's business, management and financial affairs with directors, officers and management of HBT and has had the opportunity to review HBT's operations and facilities. Each Individual has also had the opportunity to ask questions of and receive answers from, HBT and its management regarding the terms and conditions of this investment.

                  (f) RULE 144. Each Individual acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each Individual has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about HBT, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                        ARTICLE V. CONDITIONS TO CLOSING.

                  5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the transactions contemplated hereby will be subject to the satisfaction at or prior to the Effective Time with respect to each transaction of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, to the extent permitted by applicable law:

                  (a) SOFINOV AND HBT APPROVALS. This Agreement, the Reorganization and the Merger (or the Alternative Merger, as the case may be) shall have been approved, adopted and not withdrawn by the Boards of Directors and by the requisite vote of the shareholders of Sofinov and HBT, if and to the extent such approvals are necessary to consummate the transactions contemplated herein, in accordance with the CGCL, and the articles of incorporation and bylaws of Sofinov and HBT.

                  (b) REGULATORY APPROVALS. All approvals and consents of applicable courts and/or governmental authorities required to consummate the transaction shall have been received, and all applicable waiting periods under the HSR Act, if any, shall have expired or been terminated.

                  5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SOFINOV. The obligations of the Sofinov and Sofical to effect the Merger (or the Alternative Merger, as the case may be) and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the applicable Effective Time of the following additional conditions, any or all of which may be waived by Sofinov, in whole or in part, to the extent permitted by applicable law:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the other parties hereto contained in this Agreement shall be true and correct as of the date hereof and at and as of the applicable Closing Date as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct at and as of such particular date as if made at and as of such particular date. Sofinov shall have received a certificate of an executive officer of HBT, dated the date of the applicable Effective

Time, to such effect with respect to HBT.

                  (b) AGREEMENTS AND COVENANTS. HBT and the Individuals shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. Sofinov shall have received a certificate of an executive officer of HBT, dated the Closing Date, to such effect.

                  (c) OFFICER'S CERTIFICATE. HBT shall deliver to Sofinov the certificate of the president, vice-president, secretary or treasurer of HBT that all representations and warranties of HBT, PHS and PGS contained in this Agreement were true and correct in all material respects on and as of the date of this Agreement and are true and correct in all material respects as of the applicable Closing Date with the same force and effect as though made on and as of such dates, except as may be affected by the transactions contemplated hereby.

                  (d) THIRD PARTY CONSENTS. All consents of third parties required under any contract, note, bond, mortgage, indenture, license, agreement or other instrument to which HBT is a party or by which it is bound and which is material to HBT shall have been obtained, except where the failure to obtain such consents, either individually or in the aggregate, shall not have or be a material adverse effect on HBT.

                  (e) OPINION OF COUNSEL. Sofinov shall have received the opinion of HBT's counsel in form and substance reasonably satisfactory to it.

                  (f) ATTORNEYS FEES. The fees and disbursements of Sofinov's attorneys shall be paid by HBT. On or before the Reorganization Closing Date, HBT shall have reimbursed Sofinov for the amounts paid and/or owing to its attorneys incurred in connection with the LOI, this Agreement and the Reorganization; and, on or before the Merger Closing Date, HBT shall have reimbursed Sofinov for the amounts paid and/or owing to its attorneys in connection with the Merger or the Alternative Merger, as the case may be.

                  (g) LOAN CONVERSIONS. On or before the Reorganization Closing Date, HBT will provide to Sofinov a certificate signed by an authorized officer of HBT certifying that all existing loans (except for the $100,000 loan from Joe Stell) from the shareholders to HBT have been converted into Common Stock of HBT at no less than $1 per share.

                  (h) LICENSES/LOANS BETWEEN PHS, PGS AND HBT. On the Reorganization Closing Date, HBT shall provide to Sofinov a certificate signed by an authorized officer of HBT certifying that the PGS license is terminated, and all moneys and royalties owed pursuant to such license are canceled. On the Merger Closing Date, HBT shall provide to Sofinov a certificate signed by an authorized officer of HBT certifying that the PHS license is terminated, and all moneys and royalties owed pursuant to such license are canceled.

                  5.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF HBT. The obligations of HBT to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the applicable Effective Time of the following additional conditions, any or all of which may be waived by HBT, in whole or in part, to the extent permitted by applicable Law:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the other parties contained in this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct as of the date hereof and at and as of such particular date as if made at and as of such particular date. HBT shall have received a certificate of an executive officer of each of the Sofinov and Sofical, dated the date of the Effective Time, to such effect with respect to them.


                  (b) AGREEMENTS AND COVENANTS. Each of the other parties hereto shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing. HBT shall have received a certificate of an executive officer of each of Sofinov and Sofical, dated the Closing Date, to such effect with respect to them.

                  (c) PURCHASE PRICE FOR SHARES. Sofinov shall have provided for payment of the purchase of any additional shares of HBT Common Stock or HBT Preferred Stock, as applicable, to the satisfaction of HBT.

                         ARTICLE VI. FURTHER ASSURANCES.

                  6.1 GOOD FAITH NEGOTIATIONS. The parties hereto agree that each shall negotiate in good faith and use its, his or her best efforts to consummate the transactions as provided herein at the earliest practicable time, it being understood and agreed that time is of the essence in completing the transactions contemplated herein .

                  6.2 ACCESS TO INFORMATION. Until the Merger or the Alternative Merger is completed, Sofinov and its attorneys, accountants and other representatives and agents shall have reasonable access during normal business hours and upon reasonable notice, to the books, records, contracts and other documents and information regarding the businesses, finances and assets of HBT, PGS, PHS and Newco. Such persons shall also have reasonable access during normal business hours and upon reasonable notice, to legal, financial, accounting and other consultants to HBT, PGS, PHS and Newco with knowledge of their respective businesses, finances and assets.

                  6.3 PUBLIC DISCLOSURE. HBT and Sofinov shall consult each other and shall agree as to the timing, content and form before issuing any press release or other public disclosure related to this Agreement and the Reorganization and the Merger contemplated hereby. However, this does not prohibit either party from making a public disclosure related to this Agreement or the Reorganization and the Merger if, and to the extent that, in the opinion of its or their counsel, such a disclosure is required by law.

                  6.4 SPECIAL POWER OF ATTORNEY. To the fullest extent permitted by law each Individual hereby makes, constitutes and appoints David Moard and Michael Burke, and each of them, with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Individual, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file or publish all such instruments, documents and certificates which, in the opinion of legal counsel to HBT may be necessary or appropriate to effectuate, implement and consummate the Reorganization, the Merger, and/or the IPO.

                  6.5 WRITTEN CONSENT. The execution of this Agreement by each of the parties hereto shall constitute (A) the unanimous written consent of all the members of PHS and PGS and the sole shareholder of Sofical to (i) waive any right to notice of meeting to vote for approval of this Agreement and the transactions contemplated herein; (ii) approve all of the terms and conditions of this Agreement and the transactions contemplated herein; and (iii) approve the actions of HBT and the other parties hereto in connection with the Reorganization; and (B) the unanimous written consent of the shareholders of Newco to (i) waive any right to notice of meeting to vote for the approval of this Agreement and all the transactions contemplated herein; (ii) approve all of the terms and conditions of this Agreement and the transactions contemplated herein, including the election of directors and officers of Newco and the Merger or the Alternative Merger, as the case may be, and (iii) approve the actions of HBT and the other parties hereto in connection with the Merger or the Alternative Merger.

                     ARTICLE VII. SURVIVAL; INDEMNIFICATION.

                  7.1 SURVIVAL. The representations and warranties of the parties contained in this Agreement, or in any Schedule or Exhibit hereto or any certificate delivered pursuant hereto, shall survive until the first anniversary of the consummation of an IPO; PROVIDED, that, the representations and warranties contained in ARTICLE VII shall survive for the applicable statute of limitations periods. No claim for indemnification for breach of a representation or warranty may be asserted after the expiration of the Indemnity Period; PROVIDED, that, the written assertion of any claim by a party against the other hereunder with respect to the breach or alleged breach of any representation or warranty (or a series of facts which would support such breach) shall extend the Indemnity Period with respect to such claim through the date such claim is conclusively resolved. No investigation by either party shall relieve the other party from any liability for any misrepresentation or breach of warranty made by such other party in this Agreement, or in any Schedule or Exhibit hereto or any certificate delivered pursuant hereto. With respect to any matters covered by the indemnity provisions set forth in this ARTICLE VII, the indemnification provisions set forth herein shall be the sole remedy available to any party hereunder with respect to such matter, other than any claim of fraud or intentional misrepresentation in connection with this Agreement; PROVIDED, that, notwithstanding any other provision herein to the contrary, each party acknowledges and agrees that each party shall be entitled to a decree of specific performance or any other appropriate equitable remedy to enforce the terms and conditions of this Agreement prior to the Closing Date.

                  7.2      INDEMNIFICATION.

                  (a) HBT hereby agrees to indemnify, defend and hold harmless the other parties hereto (and their successors and assigns) from and against any losses, liabilities, damages, expenses, claims, fines, penalties, interest, costs of investigation, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including without limitation, in-house and outside attorneys' fees and expenses) incurred in connection with the investigation or defense thereof or in asserting rights hereunder (collectively, "LOSSES") based upon, arising out of or otherwise resulting from (i) any inaccuracy in any representation or breach of any warranty of, PGS or PHS contained in this Agreement or in any schedule or certificate delivered pursuant hereto or thereto or (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of HBT, PGS, or PHS under this Agreement.

                  (b) Promptly after the receipt by Sofinov of any notice of any third party claim or the commencement of any third party action, suit or proceeding subject to indemnification hereunder (a "THIRD PARTY CLAIM"), Sofinov (the "INDEMNIFIED PARTY") will, if a claim in respect thereto is to be made against HBT (the "INDEMNIFYING PARTY"), give such Indemnifying Party reasonable written notice of such Third Party Claim; PROVIDED, that, the failure to provide such notice will not relieve the Indemnifying Party of any of its obligations, or impair the right of the Indemnified Party to indemnification, pursuant to this SECTION 7.2 unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's opportunity to defend or compromise the Third Party Claim. Such Indemnifying Party shall have the right, at its option, to defend at its own expense and by its own counsel any Third Party Claim, provided that (i) the Indemnifying Party acknowledges in writing (at the time such Indemnifying Party elects to assume such defense) its obligation under this
SECTION 7.2 to indemnify the Indemnified Party with respect to such Third Party Claim, (ii) such counsel is reasonably satisfactory to the Indemnified Party,
(iii) the Indemnified Party is kept fully informed of all developments, and is furnished with copies of all documents and papers, related thereto and is given the right to participate in the defense and investigation thereof as provided below, and (iv) such counsel proceeds with diligence and in good faith with respect thereto. If the Indemnifying Party shall undertake to defend any Third Party Claim, the Indemnifying Party shall notify the Indemnified Party of its intention to do so promptly (and in any event no later than twenty (20) days) after receipt of notice of the Third Party Claim, and the Indemnified Party agrees to cooperate in good faith with the Indemnifying Party and its counsel in the defense of such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in the defense and investigation of any Third Party Claim with its own counsel at its own expense, except that the Indemnifying Party shall bear the expense of such separate counsel if (A) in the view of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party, use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest, (B) there are or may be legal defense available to the Indemnified Party that are difference from or additional to those available to the Indemnifying Party, (C) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the Third Party Claim is given to the Indemnified Party or (D) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party shall not settle any Third Party Claim without prior written consent of the Indemnified Party, which shall not be unreasonably withheld; PROVIDED, that, an Indemnified Party shall not be required to consent to any settlement involving the imposition of equitable remedies; and, PROVIDED, FURTHER, that, in no circumstances shall the Indemnifying Party consent to the entry of a judgment with respect to any Third Party Claim or enter into any settlement which does not include a provision whereby the plaintiff or claimant in such matter releases the Indemnified Party from all liability with respect thereto.

                        ARTICLE VIII. OMNIBUS PROVISION.

                  8.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  8.2 AMENDMENTS. This Agreement may be amended only by an instrument in writing signed by the parties hereto.

                  8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

                  8.4 VENUE. The parties agree that any action or proceeding arising out of or relating to this Agreement shall be commenced in a state or federal court situated in the City and County of Los Angeles, California, which the parties agree shall be the sole and exclusive venue.

                  8.5 NOTICE. All notices, requests and other communications hereunder shall be in writing and shall be deemed given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

                                    IF TO HBT:

                                    Hydrogen Burner Technology, Inc.
                                    19300 Susana Road
                                    Rancho Dominguez, California 90221
                                    Fax: 310-900-0410
                                    Attention: David Moard and Michael Burke

                                    With a copy to:

                                    Manatt, Phelps & Phillips, LLP
                                    11355 West Olympic Boulevard.
                                    Los Angeles, California 90664
                                    Fax: 310-312-4224
                                    Attention: John Sarafopoulos

                                    IF TO SOFINOV:

                                    Sofinov Societe Financiere d'Innovation Inc.
                                    1981, Avenue McGill College
                                    Montreal, Quebec H3A 3C7
                                    Fax: 514-847-2628

                                    With a copy to:

                                    Hughes Hubbard & Reed LLP
                                    350 South Grand Avenue, 36th Floor
                                    Los Angeles, California 90071-3442
                                    Attention: Eric van Ginkel, Esq.
                                    Fax: 213-613-2950

                                    IF TO THE OTHER PARTIES:

                                    at their respective addresses indicated in the first paragraph of this Agreement and SCHEDULE A.

                  8.6 ENTIRE AGREEMENT. This Agreement is intended to supersede all prior agreements between the parties hereto relating to the subject matter hereof other than as set forth herein. Notwithstanding any provision herein to the contrary, each of the parties hereto acknowledges and agrees that the terms and conditions set forth in Article VIII of the Formation Agreement and the First Refusal Agreement shall survive the execution and delivery of this Agreement, except to the extent of the sales and issuances of HBT Common Stock and HBT Preferred Stock as contemplated herein and in the IPO and, in the event the IPO is closed by December 31, 2000 the Formation Agreement and the First Refusal Agreement shall be null and void.

                  8.7      TERMINATION. Except as otherwise provided in SECTION
7.1 hereto, this Agreement shall terminate upon the earlier of the closing of the IPO or the closing of the Alternative Merger; PROVIDED, that, the following provisions shall survive the Termination of this Agreement: 1.6, 1.8, 6.1, 6.5, 7.1, 7.2, 8.1-8.9.

                  8.8 NO WAIVER. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder or under the Formation Agreement or the First Refusal Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

                  8.9 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                                     HYDROGEN BURNER TECHNOLOGY, INC.


                                                     By    /s/ David Moard
                                                           ------------------------------
                                                           Name: David Moard
                                                           Title: President


         SOFINOV SOCIETE FINANCIERE D'INNOVATION     SOFINOV SOCIETE FINANCIERE D'INNOVATION
         INC.                                        INC.


         By: /s/ [ILLEGIBLE]                         By: /s/ Denis Dionne
             -----------------------------------         ------------------------------
         Name:[ILLEGIBLE]                            Name: Denis Dionne
         Title: Vice President                       Title: President


                                                     SOFICAL INVESTMENT CORP. I


                                                     By    /s/ Denis Dionne
                                                           ------------------------------
                                                           Name: Denis Dionne
                                                           Title: President


                                                     PHOENIX GAS SYSTEMS LLC


                                                     By    /s/ David Moard
                                                           ------------------------------
                                                           Name: David Moard
                                                           Title: President


                                                     PHOENIX HYDROGEN SYSTEMS LLC


                                                     By    /s/ David Moard
                                                           ------------------------------
                                                           Name: David Moard
                                                           Title: President

                  IN WITNESS WHEREOF, each of the Individuals (i) has executed this Agreement as of the date first set forth above and (ii) acknowledges and agrees to the Special Power of Attorney set forth in SECTION 6.4 hereof and such Individual's written consent to the actions described in SECTION 6.5 hereof.


                                                     /s/ Peter Susi
                                                     ---------------------------
                                                     PETER SUSI


STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SANTA BARBARA    )

                  On Sept. 7, 2000, before me, Katherine A. Wagemann-Cordero, a Notary Public in and for the State of California, personally appeared Peter Susi, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Katherine A. Wagemann-Cordero           (Seal)
                  ---------------------------------

                  IN WITNESS WHEREOF, each of the Individuals (i) has executed this Agreement as of the date first set forth above and (ii) acknowledges and agrees to the Special Power of Attorney set forth in SECTION 6.4 hereof and such Individual's written consent to the actions described in SECTION 6.5 hereof.


                                                     /s/ Kishor D. Popat
                                                     ---------------------------
                                                     KISHOR D. POPAT


STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF LOS ANGELES      )

                  On Sept. 15, 2000, before me, Marcel Bloomer, a Notary Public in and for the State of California, personally appeared Kishor D. Popat, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the within instrument in his/her authorized capacity and that, by his/her signature on the within instrument, the person or entity upon behalf of which he/she acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Marcel Bloomer            (Seal)
                  ---------------------------

                                                     /s/ Shafali Popat
                                                     ---------------------------
                                                     SHAFALI POPAT


STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF LOS ANGELES      )

                  On Sept. 12, 2000, before me, R.J. Sainz, a Notary Public in and for the State of California, personally appeared Shafali Popat, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the within instrument in his/her authorized capacity and that, by his/her signature on the within instrument, the person or entity upon behalf of which he/she acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ R.J. Sainz                (Seal)
                  ---------------------------

                  IN WITNESS WHEREOF, each of the Individuals (i) has executed this Agreement as of the date first set forth above and (ii) acknowledges and agrees to the Special Power of Attorney set forth in SECTION 6.4 hereof and such Individual's written consent to the actions described in SECTION 6.5 hereof.


                                                     /s/ Robert Okerbloom
                                                     ---------------------------
                                                     ROBERT OKERBLOM

STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SANTA BARBARA    )

                  On September 14, 2000, before me, Greg Maxson, a Notary Public in and for the State of California, personally appeared Robert Okerblom, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Greg Maxson               (Seal)
                  ---------------------------

                                                     /s/ Eileen Okerbloom
                                                     ---------------------------
                                                     EILEEN OKERBLOM


STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SANTA BARBARA    )

                  On September 14, 2000, before me, Greg Maxson, a Notary Public in and for the State of California, personally appeared Eileen Okerblom, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Greg Maxson               (Seal)
                  ---------------------------

                  IN WITNESS WHEREOF, each of the Individuals (i) has executed this Agreement as of the date first set forth above and (ii) acknowledges and agrees to the Special Power of Attorney set forth in SECTION 6.4 hereof and such Individual's written consent to the actions described in SECTION 6.5 hereof.


                                                     /s/ James Goffi
                                                     ---------------------------
                                                     JIM GOFFI



STATE OF MISSIPPI          )
                           ) ss.
COUNTY OF WAYNE            )

                  On Sept. 7, 2000, before me, Franki Evans a Notary Public in and for the State of Missippi, personally appeared Jim Goffi, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Franki Evans              (Seal)
                  ---------------------------

                                                     /s/ Dawn S. Goffi
                                                     ---------------------------
                                                     DAWN GOFFI



STATE OF MISSIPPI          )
                           ) ss.
COUNTY OF WAYNE            )

                  On 8th Sept., 2000, before me, Frankie Evans, a Notary Public in and for the State of Missippi, personally appeared Dawn Goffi, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Frankie Evans             (Seal)

                  IN WITNESS WHEREOF, each of the Individuals (i) has executed this Agreement as of the date first set forth above and (ii) acknowledges and agrees to the Special Power of Attorney set forth in SECTION 6.4 hereof and such Individual's written consent to the actions described in SECTION 6.5 hereof.


                                                     /s/ Frederick Green
                                                     ---------------------------
                                                     FREDERICK GREEN



STATE OF OREGON            )
                           ) ss.
COUNTY OF LOS ANGELES      )

                  On Sept. 7, 2000, before me, Evelyn Taylor, a Notary Public in and for the State of Oregon, personally appeared Frederick Green, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Evelyn Taylor             (Seal)
                  ---------------------------

                  IN WITNESS WHEREOF, each of the Individuals (i) has executed this Agreement as of the date first set forth above and (ii) acknowledges and agrees to the Special Power of Attorney set forth in SECTION 6.4 hereof and such Individual's written consent to the actions described in SECTION 6.5 hereof.


                                                     /s/ Bruce Hogan
                                                     ---------------------------
                                                     BRUCE HOGAN



STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SANTA BARBARA    )

                  On Sept. 8, 2000, before me, Ginny Good, a Notary Public in and for the State of California, personally appeared Bruce Hogan, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Ginny Good                (Seal)
                  ---------------------------

                  IN WITNESS WHEREOF, each of the Individuals (i) has executed this Agreement as of the date first set forth above and (ii) acknowledges and agrees to the Special Power of Attorney set forth in SECTION 6.4 hereof and such Individual's written consent to the actions described in SECTION 6.5 hereof.


                                                     /s/ Edwin Moore
                                                     ---------------------------
                                                     EDWIN MOORE



STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SANTA BARBARA    )

                  On Sept. 11, 2000, before me, Susan Anderson Yates, a Notary Public in and for the State of California, personally appeared Edwin Moore, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his/her authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

                  WITNESS my hand and official seal.


                  /s/ Susan Anderson Yates      (Seal)
                  ---------------------------

                 HYDROGEN BURNER TECHNOLOGY, INC. REORGANIZATION

                                INDEX OF EXHIBITS


EXHIBIT A                  Articles of Incorporation

EXHIBIT B                  By-Laws

EXHIBIT C                  Reorganization Agreement

EXHIBIT D                  Approval Certificates

EXHIBIT E                  Agreement of Merger

EXHIBIT F                  Rights and Preferences

EXHIBIT G                  Alternative Agreement of Merger

EXHIBIT H                  Investor Rights Agreement

                                    EXHIBIT A

                            ARTICLES OF INCORPORATION


                                   [ATTACHED]

                            ARTICLES OF INCORPORATION
                                       OF
                         PHOENIX HYDROGEN SYSTEMS, INC.

                                       I.

                  The name of the Corporation shall be:

                         Phoenix Hydrogen Systems, Inc.

                                       II.

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

                  The name in this state of the Corporation's initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:

                        National Registered Agents, Inc.

                                       IV.

                  The Corporation is authorized to issue only one class of shares, which shall be common stock without par value, and the total number of shares of common stock which the Corporation is authorized to issue is fourteen million, two hundred fifteen thousand, three hundred twenty-seven (14,215,327).

                                       V.


                  SECTION 1. ELIMINATION OF DIRECTORS' LIABILITY. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                  SECTION 2. INDEMNIFICATION OF CORPORATE AGENTS. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the Corporation and its shareholders.

                  SECTION 3. REPEAL OR MODIFICATION. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of an agent of the Corporation existing at the time of that repeal or modification.



                  IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on September 20, 2000.



                                      By:
                                         ---------------------------------------
                                         Kevin F. Donnelly, Incorporator

                                    EXHIBIT B

                                    BY-LAWS


                                   [ATTACHED]

                                     BYLAWS

                                       OF

                         PHOENIX HYDROGEN SYSTEMS, INC.

                           (A CALIFORNIA CORPORATION)

                                     BYLAWS

                                       OF

                         PHOENIX HYDROGEN SYSTEMS, INC.
                           (A CALIFORNIA CORPORATION)


                                    ARTICLE I

                                  APPLICABILITY

                  SECTION 1. APPLICABILITY OF BYLAWS. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of Phoenix Hydrogen Systems, Inc. (the "Corporation").


                                   ARTICLE II

                                     OFFICES

                  SECTION 1. PRINCIPAL OFFICES. The principal executive office of the Corporation shall be at 19300 Susana Road, Rancho Dominguez, California 90221 (Los Angeles County), or such other place or places as may be determined by the shareholders from time to time.

                  SECTION 2. CHANGE IN LOCATION OR NUMBER OF OFFICES. The board of directors may change any office from one location to another or eliminate any office or offices.


                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

                  SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place within or without the State of California designated by the board of directors.

                  SECTION 2. ANNUAL MEETINGS. An annual meeting of the shareholders shall be held each year on a date and at a time designated by the board of directors.

                  SECTION 3. SPECIAL MEETINGS.

                           (a)      Special meetings of the shareholders may be
called by the board of directors, the Chief Executive Officer or by the shareholders upon the request of the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.

                           (b)      Any request for the calling of a special
meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which date shall be not less than 30 nor more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first class mail, postage prepaid, or other means of written communication to the Chief Executive Officer or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this Article II to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting. If notice is not given within 20 days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.

                           (c)      No business may be transacted at a special
meeting unless the general nature thereof was stated in the notice of such meeting.

                  SECTION 4. NOTICE OF ANNUAL, SPECIAL OR ADJOURNED MEETINGS.

                           (a)      Whenever any meeting of the shareholders is
to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the board of directors, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

                           (b)      Any proper matter may be presented at an
annual meeting for action. However, any action to approve (1) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the California Corporations Code, (2) an amendment of the articles of incorporation under Section 902 of that code, (3) a reorganization of the corporation, under Section 1201 of that code, (4) a voluntary dissolution of the corporation under Section 1900 of that code, or (5) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of that code may be taken only if the notice of the meeting states the general nature of the matter to be approved.

                           (c)      Notice need not be given of an adjourned
meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.

                           (d)      Notice of any meeting of the shareholders
shall be given personally, by first class mail, or by telegraph, facsimile transmission or other written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication. An affidavit of the mailing or other means of giving notice may be executed by the Secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be PRIMA FACIE evidence of the giving of the notice. Such affidavits shall be filed and maintained in the minute books of the Corporation.

                           (e)      If any notice or report addressed to the
shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

                  SECTION 5. RECORD DATE. The record date for determining the shareholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any other lawful action, shall be the date set by the board of directors, provided that such record date shall not be more than 60, nor less than 10, days prior to the date of the meeting, nor more than 60 days prior to any other action. In the absence of any action setting a record date, the record date shall be determined in accordance with California General Corporations Law.

                  SECTION 6. QUORUM.

                           (a)      A majority of the shares entitled to vote at
a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat.

                           (b)      The shareholders present at a duly called or
held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                  SECTION 7. PROCEDURE FOR VOTING GENERALLY. At all shareholder meetings, a shareholder may vote in person or by proxy. Such proxy shall be filed by any shareholder with the Secretary of the Corporation or with any director, other than the representative of such shareholders, before or at the time of the meeting, and may be filed by facsimile transmission to a director at the principal executive office of the Corporation or at such other address as the board of directors may select from time to time.

                  SECTION 8. VOTING FOR ELECTION OF DIRECTORS.

                           (a)      At the initiative of a majority of the
shareholders, the directors then in office shall resign effective upon the date of the election of the new board of directors, and new directors shall be elected by the shareholders, who shall vote on a cumulative basis (as described in section 708 of the California General Corporations Law), proportionate to each shareholder's share ownership, provided, however that so long as Sofinov owns any shares of the Corporation's common stock, Sofinov shall be permitted to designate no less than one (1) director. In calculating the representation of Sofinov on the board, if the number of directors elected by Sofinov alone exceeds 1.5 on a cumulative basis, then such fraction shall be rounded up to the next highest whole number.

                           (b)      Nominations of new directors by the
shareholders shall be made at least 20 days prior to the annual meeting of the shareholders. A notice sent to each of the other shareholders at least 15 days before the annual meeting shall identify the name, address and telephone number of the person or persons nominated by a shareholder to act as director(s), and the percentage of voting shares owned by such shareholder. At the annual meeting, in voting for directors on the basis of such nomination, each shareholder shall exercise its cumulative voting rights, discussed in subdivision (e) of this section.

                           (c)      Except as provided in subdivision (e) of
this section, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

                           (d)      Every shareholder complying with subdivision
(e) of this section and entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

                           (e)      No shareholder shall be entitled to cumulate
his votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the candidate's or candidates' names for which he desires to cumulate his votes have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

                           (f)      Elections for directors may be by voice vote
or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

                           (g)      In any election of directors, the candidates
receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.

                  SECTION 9. ADJOURNMENT. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

                  SECTION 10. VALIDATION OF ACTIONS TAKEN AT DEFECTIVELY CALLED, NOTICED OR HELD MEETINGS.

                           (a)      The transactions of any meeting of the
shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Any written waiver of notice shall comply with subdivision (f) of Section 601 of the California General Corporations Law. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                           (b)      Attendance of a person at a meeting shall
constitute a waiver of notice of and presence at such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the California General Corporations Law to be included in the notice but not so included, if such objection is expressly made at the meeting.

                  SECTION 11. INSPECTORS OF ELECTION.

                           (a)      In advance of any meeting of the
shareholders, the board of directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

                           (b)      The duties of inspectors of election and the
manner of performance thereof shall be as prescribed in subdivisions (b) and (c) of Section 707 of the California Corporations Code.

                  SECTION 12. ACTION BY WRITTEN CONSENT. Any action that may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Corporation within sixty (60) days after the date of that action by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records. Any shareholder giving a written consent may revoke the consent by a writing receive by the board or the Secretary of the Corporation before the vote is counted.

                                   ARTICLE IV

                                    DIRECTORS

                  SECTION 1. BOARD COMPOSITION AND POWER. The Corporation shall have nine (9) directors (the "Directors"), who shall collectively constitute the board of directors ("Board"). Except for the day-to-day operations of the business of the Corporation, the business, property and affairs of the Corporation shall be managed exclusively by the Board. Except for situations in which the approval of the shareholders is expressly required by other provisions of these bylaws, the Board shall have full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Corporation, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Corporation's business, property and affairs.

                  SECTION 2. ELECTION OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders; provided that, so long as Sofinov holds shares of common stock in the Coporation, Sofinov shall have the right to designate two (2) members of the Board.

                  SECTION 3. TERM OF OFFICE. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected, and qualified.

                  SECTION 4. VACANCIES.

                           (a)      A vacancy in the Board exists whenever any
authorized position of Director is not then filled by a duly elected Director, whether caused by death, resignation, removal, change in the authorized number of Directors or otherwise.

                           (b)      In the event of a vacancy, a new Director
shall be elected by the shareholder(s) whose cumulative votes elected the vacating Director. Such election shall take place at the next meeting of shareholders or by consent in writing by the electing shareholder(s).

                  SECTION 5. REMOVAL. Subject the rights, if any, of a Director under contract of employment, any Director may be removed, either with or without cause, by the Board at any time.

                  SECTION 6. RESIGNATION. Any Director may resign effective upon giving written notice to the Board. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice' and, unless otherwise specified in that notice, and the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Director is a party.

                  SECTION 7. FEES AND COMPENSATION. The Directors, as such, shall not be entitled to compensation for their services. Notwithstanding the foregoing, the Corporation shall reimburse the reasonable travel expenses (but not first class airfares) incurred by each Director who is not also involved in the day-to-day management of the Corporation in connection with attending one
(1) meeting of the board every three (3) months. The Corporation shall not reimburse any travel expenses incurred in connection with attending meetings other than as herein provided.


                                    ARTICLE V

                      COMMITTEES OF THE BOARD OF DIRECTORS

                  SECTION 1. DESIGNATION OF COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of Directors, designate (1) one or more committees, each consisting of two or more Directors and (2) one or more Directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

                  SECTION 2. POWERS OF COMMITTEES. Any committee, to the extent provided in the resolution of the Board designating such committee, shall have all the authority of the Board, except with respect to:

                           (a)      The approval of any action for which the
California General Corporations Law also requires any action by the shareholders;

                           (b)      The filling of vacancies on the Board or in
any committee thereof;

                           (c)      The fixing of compensation of the Directors
for serving on the Board or on any committee thereof;

                           (d)      The amendment or repeal of these bylaws or
the adoption of new bylaws;

                           (e)      The amendment or repeal of any resolution of
the Board which by its express terms is not so amendable or repealable;

                           (f)      A distribution to the shareholders of the
Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

                           (g)      The designation of other committees of the
Board or the appointment of members or alternate members thereof.


                                   ARTICLE VI

            MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

                  SECTION 1. MEETINGS.

                  (a) Regular meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

                  (b) Other than in connection with the formal meetings described in the last sentence of this subdivision (b), the Board is not required to physically meet, and decision may be reached after notice to all Directors through one or more telephonic meetings, as permitted by the California General Corporations Law, which shall be documented in the minutes of such meetings, followed by written approval by a majority of the Directors (subject to the provisions section 2 hereof), provided that all Directors are consulted (although all Directors need not be present during a particular discussion), or by a written consent signed by a majority of the Directors (subject to the provisions of section 2 hereof). Notwithstanding the foregoing, the board shall hold no less than two (2) meetings in any calendar year for which the following procedures shall apply:

                  (c) The Chief Executive Officer or any Director may call a meeting of the board by giving notice by mail, delivered personally, by telephone, or facsimile, of the time to all Directors at least 5 days prior to the time of the holding of the meeting. The notice should specify the nature of the purpose of the meeting.

                  (d) The physical presence of a majority of Directors shall constitute a quorum for the transaction of business at any meeting of the board, provided that at least one Director selected by Sofinov shall be physically present (unless this requirement has been waived by Sofinov by prior notice to the Chief Executive Officer). In the absence of a quorum in accordance with the preceding sentence, the majority of the Directors present may vote to adjourn the meeting, but no other business may be transacted. Upon due notice of the adjourned meeting, the physical presence of a majority of Directors shall constitute a quorum for the transaction of business without the physical presence of a Sofinov representative being required. If a quorum is present in accordance with the preceding sentences, a majority of those present in person or by telephone may, subject to section 2 hereof, authorize or approve actions of the Corporation, either before or after action is taken.

                  (e) Notwithstanding anything to the contrary provided herein, but subject to section 2 hereof, transactions of the Directors at any meeting, however called or noticed, or wherever held, shall be as valid as though transacted at a meeting duly held after call and notice of a majority of the Directors are present and if, either before or after the meeting, each manager not present and having received no notice signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the meeting.

                  (f) Subject to section 2 hereof, any action required or permitted to be taken by the board hereunder may be taken without a meeting if all Directors are advised of the action taken or to be taken and if a majority of the Directors, individually or collectively, consent in writing to such action, either before or after the action is taken.

                  (g) Subject to subdivision (b) hereof, Directors may participate in the meeting through the use of a conference telephone or similar communications equipment, provided that all Directors participating in the meeting can hear one another.

                  (f) The Secretary shall keep or cause to be kept with the books and records of the Corporation full and accurate minutes of all meetings, notices and waivers of notices of meetings, and all written consents or approvals in lieu of meetings.

                  SECTION 2. WEIGHTED MAJORITY PROVISIONS. The affirmative vote of more than 50% of the board, and the affirmative vote of more than 50% of the shareholders shall be required to approve each of the following actions (provided, however, that so long as Sofinov holds at least 30% of the outstanding common stock of the Corporation, Sofinov, as a shareholder, and the representative(s) of Sofinov in his/her position(s) on the board, must approve each of the following actions):

                  (a) Any changes to the fundamental nature of the Corporation or the business carried on by it;

                  (b) The transfer or other disposition of all or any substantial portion of the assets of the Corporation or any portion of its interests in another company;

                  (c) The acquisition of an interest in any other corporation, partnership, firm or business;

                  (d) Any agreement, or modification of an existing agreement, relating to dealings between the Corporation and any of its shareholders or Directors, or affiliates of such shareholders or Directors;

                  (e) The issuance of any shares of capital stock, or any debt obligations or other instruments convertible into capital stock of the Corporation, or the redemption of any outstanding capital stock of the Corporation;

                  (f) Any changes in the charter documents of the Corporation;

                  (g) Any assignment by the Corporation for the benefit of its creditors or the voluntary filing by the Corporation of any plan of reorganization;

                  (h) The annual operating and capital expenditure budget for the Corporation;

                  (i)      The annual business plan for the Corporation;

                  (j) The borrowing of any money or other incurrence of debt by the Corporation in excess of $100,000; and

                  (k) The voluntary creation of any lien against any of the assets of the Corporation.

                                   ARTICLE VII

                                    OFFICERS

                  SECTION 1. OFFICERS. Immediately after the meeting of shareholders called to elect the directors, the Board shall appoint a Chief Executive Officer ("CEO") to manage the day-to-day operations of the business of the Corporation. The Board shall also appoint a Chief

Financial Officer ("CFO"), and a Secretary, each of whom shall hold office at the discretion of the Board. A person may hold tow or more offices, provided that the CEO and Secretary may not be the same person. The Board shall determine the duties and responsibilities of the officers other than the CEO.

                  SECTION 2. POWERS AND DUTIES OF CEO. Subject to the supervisory powers, if any, as may given by the Board to its chairperson, if there be such, and also subject to the provision of Article VI, Section 2 hereof, the CEO shall, subject to the control of the Board, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the shareholders (to the extent that the shareholders are authorized to vote on issues, make resolutions and orders) and the Board are carried into effect. He or she shall have the general powers and duties of management usually vested in the officer of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

                  Subject to the provisions of Article VI, Section 2 hereof, the CEO shall have authority to (i) execute and enter into all contract involving the ordinary course of business of the Corporation, including bonds, mortgages, and similar contracts, except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; an d(ii) to set salaries or any other emoluments to be paid to any of the officer and other employees of the Corporation; provided that, the CEO shall, in good faith, advise, consult with and request the non-binding recommendation of Sofinov and thereafter obtain the approval of the Board, with respect to the following actions:

                  (a) The granting of any exclusive territories, applications or other rights with respect to all or any portion of the UOB-TM-Technology or any field of use;

                  (b) The contract terms on which key employees of the Corporation are hired, including, without limitation, salary range and length of contract.

                  SECTION 3. POWERS AND DUTIES OF SECRETARY.

                           (a)      The Secretary shall keep or cause to be kept
(i) the minute book; (ii) the share register and (iii) the seal, if any, of the Corporation.

                           (b)      The Secretary, an assistant secretary, or,
if they are absent or unable to act, any other officer shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by these bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or any committee of the Board.

                  SECTION 4. POWERS AND DUTIES OF CFO.

                           (a)      The CFO shall keep, or cause to be kept, the
books and records of account of the Corporation.

                           (b)      The CFO shall deposit all monies and other
valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and the Board, whenever they request it, an account of all of his transactions as CFO and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.


                  SECTION 5. REMOVAL, RESIGNATION AND VACANCY OF OFFICES. Subject to Article VI, Section 2 hereof, and the rights, if any, of an officer under contract of employment, any officer may be removed, either with or without cause, by the Board at any time.

                           Any officer may resign effective upon giving written
notice to the Board. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice' and, unless otherwise specified in that notice, and the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

                  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

                                  ARTICLE VIII

                               RECORDS AND REPORTS

                  SECTION 1. MINUTE BOOK. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.

                  SECTION 2. SHARE REGISTER. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation's transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

                  SECTION 3. BOOKS AND RECORDS OF ACCOUNT. Complete books of account of the Corporation's business, in which each corporate transaction shall be fully and accurately entered, shall be kept at the Corporation's principal executive office or such other place as the Board of Directors may order and shall be open to inspection and copying by each shareholder or the shareholder's authorized representative for purposes reasonably related to the interest of such shareholder on reasonable notice during normal business hours. The costs of such inspection and copying shall be borne by the shareholder. Such records shall be confidential and shall not be disclosed to any third party.

                  SECTION 4. MAINTENANCE OF BOOKS. (a) Financial books and records of the Corporation shall be kept on the accrual or cash method of accounting (as the Board shall determine, in its sole discretion, based on which method is in the best interests of the Corporation), in accordance with generally accepted accounting principles in the United States, consistently applied, which shall be the method of accounting followed by the Corporation for federal and state reporting and income tax purposes. A balance sheet and profit and loss statement of the Corporation shall be prepared promptly following the close of each fiscal year in a manner appropriate to and adequate for the Corporation's business and for the carrying out on the provisions of these bylaws. The fiscal year of the Corporation shall be the calendar year from January 1 through December 31. The Corporation's financial records shall be audited each year by a nationally recognized accounting firm acceptable to a majority of the shareholders.

                  (b)      The Corporation shall:

                           (1)      Ninety (90) days following the end of its
fiscal year, provide, without cost, to each shareholder, consolidated and non-consolidated financial statements which shall have been audited (unless, with respect to any subsidiary, the Directors have not required that its annual financial statements be audited) by the auditors of the Corporation;

                           (2)      Sixty (60) days following the end of each of
the quarters in its fiscal year, provide, without cost, to each shareholder, unaudited quarterly financial statements, consolidated and non-consolidated, certified to be true and correct by the CFO or most senior officer of the Corporation, as well as management reports signed by the CEO of the Corporation;

                           (3)      Thirty (30) days preceding the end of any
fiscal year, provide, without cost, to each shareholder, a detailed capital expenditure, operating and research and development budget for the Corporation and any subsidiary (unless, with respect to any subsidiary, the Directors have not required it to prepare any one or more of such budgets) covering all of the next fiscal year;

                           (4)      Without cost, provide, upon demand, to each
shareholder any other information which the latter may, from time to time, reasonably require;

                  (c) The same obligations as those provided for in subdivision (b) hereof shall apply to any subsidiary of the Corporation (except to the extent that the Board has waived any such requirement pursuant to subdivisions (b)(1) and/or (b)(3) hereof);

                  SECTION 5. RETENTION OF RECORDS. The Board shall keep or cause to be kept the books of account referred to above, and the following:

                  (a) A current list of the full name and last known business or residence address and telephone number of each shareholder;

                  (b) A copy of the Articles of Incorporation, and any amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

                  (c) Copies of the Corporation's federal, state and local income tax or information returns and reports, if any, for the four most recent taxable years;

                  (d) Financial statements of the Corporation for the four most recent fiscal years; and

                  (e) The books and records of the Corporation as they relate to the Corporation's internal affairs for the current and past four fiscal years.

                  SECTION 6. INCOME TAX FILINGS. The Board, at company expense, shall cause the income tax returns for the Corporation to be prepared and timely filed with the appropriate authorities.

                  SECTION 7. ACCOUNTING DECISIONS AND RELIANCE ON OTHERS. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Board. The Board may rely upon the advice of its accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

                  SECTION 8. TITLE TO CORPORATION ASSETS. All of the assets of the Corporation, whether real or personal, shall be held in the Corporation.

                  SECTION 9. BANK ACCOUNTS. All funds of the Corporation shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Corporation, at such locations as shall be determined by the Board. Withdrawal from such accounts shall require the signature of such person or persons as the Board may designate.

                  SECTION 10. INSURANCE. The Board shall obtain for the Corporation insurance against such risks and in such amounts deemed appropriate by the Board. In all events the Board shall cause the Corporation to maintain in force an insurance policy issuing against standard liability risks in an amount of not less than $1,000,000.

                  SECTION 11. COMPLIANCE WITH CORPORATIONS CODE. Nothing in this
Article X is intended to negate the obligations of the Corporation to comply with the requirements of the California General Corporations Law concerning the books and records of the Corporation.


                                   ARTICLE IX

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

                  SECTION 1. MANDATORY INDEMNIFICATION. The Corporation shall, to the extent and in the manner permitted by the Code, indemnify each of its Directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Article IX, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of the Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

                  SECTION 2. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is permitted pursuant to Section 1 may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article IX.

                  SECTION 3. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

                  SECTION 4. INSURANCE INDEMNIFICATION. The Corporation shall purchase and maintain insurance on behalf of any person who is or was an agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 1. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

                  SECTION 2. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid or the Board of Directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall conspicuously state the amount of the consideration to be paid for them and the amount already paid. All certificates shall be signed in the name of the Corporation by the CEO and by the CFO or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                  SECTION 3. REPLACEMENT OF LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his, her, its or their stock certificate is lost, stolen or destroyed may make an affidavit or affirmation of that fact and request a new certificate. Upon the giving of a satisfactory indemnity to the Corporation as reasonably required by the Board, a new certificate may be issued of the same tenor and representing the same number of shares of capital stock as was represented by the certificate alleged to be lost, stolen or destroyed.

                  SECTION 4. NO PRIORITY. No shareholder shall have priority over any other shareholder with respect to payments of dividends, or other distributions from the Corporation.

                  SECTION 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the CEO or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, and any and all partnership or joint venture interests owned by the Corporation.

                  SECTION 6. LOANS TO THE CORPORATION. A shareholder may lend money to the Corporation provided that the shareholder does so in the good faith belief that such loan is reasonably necessary for the operation of the Corporation. Such shareholder shall be entitled to interest on the principal amount of the loan as a rate of six percent (6%) per annum. Subject to other applicable law, the shareholder has the same rights and obligations with respect to making the loan as a person who is not a shareholder.

                  SECTION 7. REMUNERATION TO SHAREHOLDERS. Except as otherwise explicitly stated in these bylaws, no shareholder is entitled to remuneration for acting on behalf of the Corporation.

                  SECTION 8. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California Corporations Code shall govern the construction of these Bylaws.

                  SECTION 9. REFERENCES TO CODE SECTIONS. Section designations of three (3) digits or more references herein refer to the General Corporation Law of California as effective January 1, 1977, as amended.

                  SECTION 10. EFFECT OF SHAREHOLDERS AGREEMENT. Any Shareholders agreement authorized by Section 300(b), shall only be effective to modify the terms of these Bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by California Corporations Code Section 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158, (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (relative to distribution), 1111 (merger), 1201(e) (reorganization) or Chapter 15 (records and reports), Chapter 16 (rights of inspection), Chapter 18 (involuntary dissolution), or Chapter 22 (crimes and penalties). Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived these Bylaws shall be applicable.


                                   ARTICLE XI

                                   AMENDMENTS

                  SECTION 1. AMENDMENTS. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. Subject to the preceding sentence, bylaws (other than a bylaw or amendment thereof specifying or changing a fixed number of Directors or the maximum or minimum number, or changing from fixed to a variable board or vice versa) may be adopted, amended or repealed by the Board of Directors.

                            CERTIFICATE OF SECRETARY



                  I, the undersigned, do hereby certify:

                  1. That I am the duly elected and acting Secretary of Phoenix Hydrogen Systems, Inc.., a California corporation; and

                  2. That the foregoing bylaws, comprising 16 pages, constitute the bylaws of said corporation as duly adopted by action of the Incorporator and ratified by the Board of Directors of the Corporation on September __, 2000.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this __ day of September, 2000.




                                               ------------------------------
                                               LARRY FROST, SECRETARY

                                    EXHIBIT C

                            REORGANIZATION AGREEMENT


                                   [ATTACHED]

                                   [EXHIBIT C]


                           AGREEMENT OF REORGANIZATION


         This Agreement of Reorganization is entered into as of September __, 2000, by and among Phoenix Hydrogen Systems, LLC, a California limited liability company ("PHS"), Phoenix Gas Systems, LLC, a California limited liability company ("PGS"), Sofical Investment Corp. I, a California corporation ("Sofical") and Phoenix Hydrogen Systems, Inc., a California corporation ("Newco").


                                    RECITALS


         WHEREAS, the persons listed on Schedule A hereto own all of the interests in PGS in the respective percentage shown opposite their name;

         WHEREAS, Hydrogen Burner Technology, Inc., a California corporation ("HBT") and Sofinov Societe Financiere d'Innovation Inc., a Quebec corporation ("Sofinov") own, respectively, a 70% and a 30% interest in PHS;

         WHEREAS, the officers and the boards of directors of Newco and Sofical and the shareholder of Sofical believe the Reorganization (as defined below) and the mergers contemplated by the Reorganization (the "Mergers") to be in the best interests of the respective business entities;

         WHEREAS, the members and managers of PHS and PGS, the boards of directors of Newco, Sofical, and the shareholder of Sofical desire to merge PHS, PGS and Sofical with and into Newco (the "Reorganization").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Reorganization, the parties hereto agree as follows:

         1. Pursuant to that certain Reorganization Agreement, dated as of September __, 2000, by and among HBT, Sofinov, Sofical, PHS, PGS and certain other parties (the "Reorganization Agreement") each of Sofical, PGS and PHS shall be merged with and into Newco and Newco will be the surviving corporation in the Reorganization (the "Surviving Corporation").

         2. Upon the effectiveness of the Reorganization, all the membership interests in PHS held by Sofinov immediately prior to the Reorganization will be automatically converted into the right to receive a total of 2,549,359 shares of Newco common stock and all membership interests in PHS held by HBT immediately prior to the Reorganization will be automatically converted into the right to receive a total of 5,948,505 shares of Newco common stock. Upon conversion thereof into shares of Newco common stock at the Reorganization Effective Time (as such term is defined in the Reorganization Agreement), all membership interests in PHS will cease to be outstanding and will automatically be canceled and retired.

         3. Upon the effectiveness of the Reorganization, all the membership interests in PGS held by Sofical immediately prior to the Reorganization will be automatically converted into the right to receive a total of 1,638,099 shares of Newco common stock; all membership interests in PGS held by HBT immediately prior to the Reorganization will be automatically converted into the right to receive a total of 3,404,664 shares of Newco common stock; and all membership interests held by each of the individuals listed on Schedule A attached hereto immediately prior to the Reorganization will be automatically converted into shares of Newco common stock equal to the number of shares set forth opposite their names on Schedule A attached thereto. Upon conversion thereof into shares of Newco common stock at the effective time of the Reorganization, all membership interests in PGS will cease to be outstanding and will automatically be canceled and retired.

         4. Upon the effectiveness of the Reorganization, all shares of Sofical common stock issued and outstanding immediately prior thereto will be automatically converted into the right to receive the shares of Newco common stock held by Sofical upon the conversion of its interests in PGS. Upon such conversion thereof at the effective time of the Reorganization, all shares of Sofical common stock will cease to be outstanding and will automatically be canceled and retired.

         5. Upon the effectiveness of the Reorganization, Newco shall issue shares of Newco common stock to HBT and Sofinov in the respective amounts set forth opposite their names on Schedule B.

         6. The effects of the Reorganization and the Reorganization Effective Date shall be as prescribed by law.

         7. This Agreement has been approved by the boards of directors and the shareholders of Newco and of Sofical.

         8. This Agreement has been approved by all the members and the managers of PHS and PGS.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolution of their respective governing bodies, have caused this Agreement of Reorganization to be signed by their respective member/managers and officers on the day and year first above written.

                                       ("Newco")
                                       PHOENIX HYDROGEN SYSTEMS, INC.,
                                       a California corporation

                                       By:
                                          --------------------------------------
                                          Name: David Moard
                                          Title:  President

                                       By:
                                          --------------------------------------
                                          Name:  Larry Frost
                                          Title:  Secretary

                                       ("PHS")
                                       PHOENIX HYDROGEN SYSTEMS, LLC,
                                       a California limited liability company

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ("PGS")
                                       PHOENIX GAS SYSTEMS, LLC,
                                       a California limited liability company


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ("Sofical")
                                       SOFICAL INVESTMENT CORP. I,
                                       a California corporation

                                       By:
                                          --------------------------------------

                                            Name:
                                                 -------------------------------
                                            Title:  President


                                       By:
                                          --------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:  Secretary

SCHEDULE A


PHOENIX GAS SYSTEMS, LLC



                                                                                  SHARES OF PHOENIX
                                                                                HYDROGEN SYSTEMS, INC.
              MEMBERS                         MEMBERSHIP INTERESTS                  TO BE RECEIVED
---------------------------------------    --------------------------       ---------------------------
Peter Susi                                              2.3658%                        135,264

Kishor D. and Shafali Popat                             1.1758%                         67,227

Robert and Eileen Okerblom                              1.1758%                         67,227

Edwin Moore                                             1.1758%                         67,227

Bruce Hogan                                             1.1758%                         67,227

Jim and Dawn Goffi                                      2.3658%                        135,264

Frederick Green                                         2.3658%                        135,264

Sofical Investment Corp. I                             28.6508%                      1,638,099

Hydrogen Burner Technology, Inc.                       59.5485%                      3,404,664
                                               ===========================================================
APPROXIMATE TOTALS:                                   100%                           5,717,463


SCHEDULE B


PHOENIX HYDROGEN SYSTEMS, INC.


                                                             SHARES OF                        PERCENTAGE OF
            SHAREHOLDERS                                   COMMON STOCK                        SHARES OWNED
-----------------------------------                -----------------------------           ---------------------
HBT                                                          9,353,169                           65.7964%

Sofinov                                                      4,187,458                           29.4573%

Peter Susi                                                     135,264                             .9515%

Kishor D. & Shafali Popat                                       67,227                             .4729%

Robert and Eileen Okerblom                                      67,227                             .4729%

Jim and Dawn Goffi                                             135,264                             .9515%

Frederick Green                                                135,264                             .9515%

Bruce Hogan                                                     67,227                             .4729%

Edwin Moore                                                     67,227                             .4729%
                                               ================================== =====================================
APPROXIMATE TOTALS:                                         14,215,327                           100%

                                    EXHIBIT D

                              APPROVAL CERTIFICATES


                                   [ATTACHED]

                                  [EXHIBIT D-1]



                             CERTIFICATE OF APPROVAL

                                       OF

                           AGREEMENT OF REORGANIZATION


David Moard and Larry Frost certify that:

1. They are the president and the secretary, respectively, of PHOENIX HYDROGEN SYSTEMS, INC., a California corporation.

2. The Agreement of Reorganization in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is _______.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  September __, 2000
                                       ------------------------------
                                       David Moard, President



                                       ------------------------------
                                       Larry Frost, Secretary

                                  [EXHIBIT D-2]


                             CERTIFICATE OF APPROVAL

                                       OF

                           AGREEMENT OF REORGANIZATION


_____________ and _____________ certify that:

1. They are the president and the secretary, respectively, of SOFICAL INVESTMENT CORP. I, a California corporation.

2. The Agreement of Reorganization in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is _______.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  September __, 2000
                                               --------------------------,
                                                         President




                                               --------------------------,
                                                         Secretary

                                    EXHIBIT E

                               AGREEMENT OF MERGER


                                   [ATTACHED]

                                   [EXHIBIT E]


                               AGREEMENT OF MERGER



         This AGREEMENT OF MERGER (this "Agreement") is entered into as of September ___, 2000, by and between HYDROGEN BURNER TECHNOLOGY, INC., a California corporation ("HBT"), and PHOENIX HYDROGEN SYSTEMS, INC., a California corporation ("Newco"), with reference to that certain Reorganization Agreement entered into as of the ____ day of September, 2000, by and among HBT, Sofinov Societe Financiere d'Innovation Inc., a Quebec corporation, and certain other parties (the "Reorganization Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Reorganization Agreement.

         HBT and Newco do hereby agree as follows:

         1. Pursuant to that certain Agreement, dated as of September __, 2000, by and among HBT, Newco, and certain other parties, Newco shall be merged (the "Merger") with and into HBT, and HBT will be the surviving corporation in the Merger.

         2. Upon the effectiveness of the Merger, each share of Newco common stock issued and outstanding immediately prior thereto (excluding any common stock held by HBT) will be automatically converted into the right to receive one (1) share of HBT common stock, as set forth on Schedule A attached hereto. Upon conversion thereof into shares of HBT common stock at the effective time of the Merger, all shares of Newco common stock will cease to be outstanding and will automatically be canceled and retired.

         3. Each share of Newco common stock held by HBT immediately prior to the effective time of the Merger will be canceled.

         4. The effects of the Merger and the effective date of the Merger shall be as prescribed by law.

         5. This Agreement has been approved by the board of directors and the shareholders of Newco and HBT.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.


                                       HYDROGEN BURNER TECHNOLOGY, INC.,
                                       a California corporation


                                       By:
                                          ----------------------------------

                                            Name:  David Moard
                                            Title:  President


                                       By:
                                          ----------------------------------
                                            Name:  Larry Frost
                                            Title:  Assistant Secretary


                                       PHOENIX HYDROGEN SYSTEMS, INC.,
                                       a California corporation


                                       By:
                                          ----------------------------------
                                            Name: David Moard
                                            Title:  President


                                       By:
                                          ----------------------------------
                                            Name:  Larry Frost
                                            Title:  Assistant Secretary

                                  [EXHIBIT E-1]



                             CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER


David Moard and Larry Frost certify that:

1. They are the president and the secretary, respectively, of PHOENIX HYDROGEN SYSTEMS, INC., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is _______.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  September __, 2000
                                                  ---------------------------
                                                  David Moard, President



                                                  ---------------------------
                                                  Larry Frost, Secretary

                                  [EXHIBIT E-2]



                             CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER


David Moard and Larry Frost certify that:

1. They are the president and the assistant secretary, respectively, of HYDROGEN BURNER TECHNOLOGY, INC., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3. The shareholder approval was by the holders of _______ shares, which constitute a majority of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is _______.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.




DATE:  September __, 2000
                                       ------------------------------------
                                       David Moard, President



                                       ------------------------------------
                                       Larry Frost, Assistant Secretary

                                    EXHIBIT F

                             RIGHTS AND PREFERENCES


                                   [ATTACHED]

                                    EXHIBIT F

         The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows:

         1.       DIVIDEND RIGHTS.

                  (a) Holders of Preferred Stock, in preference to the holders of any other stock of HBT ("JUNIOR STOCK"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends on each outstanding share of Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

                  (b) So long as any shares of Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of HBT be purchased, redeemed, or otherwise acquired for value by HBT (except for acquisitions of Common Stock by HBT pursuant to agreements which permit HBT to repurchase such shares upon termination of services to HBT or in exercise of HBT's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above) on the Preferred Stock shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Preferred Stock in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this
Section 1(b) shall not, however, apply to (i) a dividend payable solely in Common Stock, or (ii) any repurchase of any outstanding securities of HBT or the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock that, in each instance, is approved by HBT's Board of Directors (including all the representatives of the Preferred Stock).

         2.       VOTING RIGHTS.

                  (a) GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Preferred Stock shall be voted equally with the shares of the Common Stock of HBT and not as a separate class, at any annual or special meeting of stockholders of HBT, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Preferred Stock are convertible (pursuant to Section 4 hereof), immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Fractional votes shall not be permitted. Any fractional shares to which such holder may be entitled upon conversion of such holder's Preferred Stock, in the aggregate, shall be rounded to the nearest whole number solely for voting purposes of such holder's Preferred Stock, with a fractional interest of 0.5 or more being rounded up to 1 vote and a fractional interest of 0.49 or less being disregarded for voting purposes. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

                  (b)      BOARD OF DIRECTORS.

                           (i)      So long as any shares of Preferred Stock are
outstanding, HBT will have a board of directors (the "BOARD") consisting of nine
(9) members. Each of the Preferred Shareholders shall have the right to designate a number of Board members in proportion to its aggregate shareholding in HBT as calculated annually as a percentage of the total number of HBT shares outstanding on the date of the Annual Meeting of Shareholders. Notwithstanding any provision herein to the contrary, to the extent Sofinov holds 5% or more of the aggregate equity of HBT, Sofinov shall have the right to designate no less than one (1) member of the HBT Board.

                           (ii)     In any event, so long as any shares of
Preferred Stock are outstanding, or, upon conversion into Common Stock, so long as a Preferred Shareholder has an interest in HBT of 5% or more, such Preferred Shareholder shall have the right to designate no less than one (1) member on the Board.

                           (iii)    So long as any shares of Preferred Stock are
outstanding, HBT will not, without the approval by vote or written consent of 66 2/3% of the members of the Board:

                                    (A)      Merge or consolidate with or into
any business entity;

                                    (B)      Acquire or dispose of a majority
interest in any other business entity;

                                    (C)      Make any changes in the fundamental
nature of HBT, or the business carried out by it;

                                    (D)      Sell, transfer, pledge or
exclusively license (or agree to do any of the foregoing) (i) any patent or related intellectual property rights relating to the fuel cell technology or that is inconsistent with HBT's annual business plan or (ii) all or substantially all of HBT's assets, whether in a single transaction or a series of related transactions;

                                    (E)      Adopt the annual business plan for
HBT;

                                    (F)      Enter into any agreement between
HBT and any party affiliated with HBT (director, officer, shareholder, management level employee) other than in connection with employment matters;

                                    (G)      Enter into any agreement between
HBT and any third party for the purpose of forming a strategic alliance or a joint venture of any kind except marketing (agent and distributor agreements) and any agreements that do not involve technology transfer;

                                    (H)      Adopt HBT's annual operating and
capital expenditure budget; or

                                    (I)      Acquire or dispose of a minority
interest in any other business entity.

                  (c) SEPARATE CLASS VOTE OF SERIES A PREFERRED. For so long as shares of Series A Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

                           (i)      Any amendment, alteration, or repeal of any
provision of the Articles of Incorporation or the Bylaws of HBT (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred so as to affect them adversely;

                           (ii)     Any increase or decrease (other then by
redemption or conversion) in the number of authorized shares of any class or series of stock of HBT;

                           (iii)    Any issuance, authorization, designation, or
obligation to issue, whether by reclassification, recapitalization or otherwise, of any new class or series of stock or any other securities convertible into, or exchangeable or exercisable for, equity securities of HBT ranking on a PARITY with or senior to the Series A Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                           (iv)     Any redemption, repurchase, or other
acquisition (or any payment or set aside for a sinking fund for such purpose) with respect to any shares of capital stock of HBT (except for acquisitions of Common Stock by HBT pursuant to agreements which permit HBT to repurchase such shares upon termination of services to HBT or in exercise of HBT's right of first refusal upon a proposed transfer and except as provided with respect to mandatory redemptions of Preferred Stock as set forth in Section 5 below);

                           (v)      Incur any indebtedness which has equity
participation rights or is issued in conjunction with any equity securities, including any security exercisable, exchangeable, or convertible into an equity security, representing in excess of 5% of HBT's outstanding capital stock;

                           (vi)     Any agreement by HBT or its stockholders
regarding an Asset Transfer or Acquisition (each as defined in Section 3(d));

                           (vii)    Any action that results in the payment or
declaration of a dividend on any shares of Junior Stock;

                           (viii)   Any voluntary dissolution, winding-up or
liquidation of HBT;

                           (ix)     Any increase in the authorized number of
shares of Common Stock reserved for issuance pursuant to stock purchase or stock option plans to employees, officers or directors of, or consultants to, HBT; or

                           (x)      Any borrowings (excluding payables incurred
in the ordinary course of business) by HBT in the aggregate in excess of four million dollars ($4,000,000); or

                           (xi)     Any increase or decrease in the authorized
number of members constituting the Board of Directors of HBT from nine (9) members.

         3.       LIQUIDATION RIGHTS.

                  (a) Upon any liquidation, dissolution, or winding up of HBT, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Preferred Stock shall be entitled to be paid out of the assets of HBT an amount per share of Preferred Stock equal to the Series A Issue Price for such series of Preferred Stock (as defined below) plus all declared and unpaid dividends on the Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Preferred Stock held by them. The "Series A Issue Price" shall be $2.16. If, upon any such liquidation, distribution, or winding up, the assets of HBT shall be insufficient to make payment in full to all holders of Preferred Stock of the liquidation preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  (b) Upon the completion of the distribution required by subparagraph (a) of this Section 3, the entire remaining assets and funds of HBT legally available for distribution, if any, shall be distributed among the holders of Common Stock and Preferred Stock ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire on conversion of Preferred Stock, until the holders of Series A Preferred receive an amount per share equal to the Series A Issue Price.

                  (c) Upon the completion of the distribution required by subparagraphs (a) and (b) of this Section 3, the entire remaining assets and funds of HBT legally available for distribution, if any, shall be distributed among the holders of Common Stock.

                  (d) The following events shall be considered a liquidation under this Section:

                           (i)      any consolidation or merger of HBT with or
into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of HBT immediately prior to such
consolidation, merger or reorganization, own less than fifty percent (50%) of HBT's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which HBT is a party in which in excess of fifty percent (50%) of HBT's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of HBT (an "ACQUISITION"); or

                           (ii)     a sale, transfer, lease or other disposition
of all or substantially all of the assets of HBT (an "ASSET TRANSFER").

                           (iii)    In any Acquisition or Asset Transfer, if the
consideration received by HBT is other than cash or securities, its value, as determined in good faith by the Board of Directors, will be deemed its fair market value. Any securities shall be valued as follows:

                                    (A)      Securities not subject to
investment letter or other similar restrictions on free marketability covered by
(B) below:

                                             (1)      If traded on a national
securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

                                             (2)      If  actively  traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                             (3)      If there is no active
public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                                    (B)      The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

         4.       CONVERSION RIGHTS.

                  The holders of the Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock (the "CONVERSION RIGHTS"):

                  (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "CONVERSION RATE" for such series of Preferred Stock, then in effect (determined as provided in Section 4(b)), by the number of shares of Preferred Stock being converted.

                  (b) CONVERSION RATES. The conversion rate in effect at any time for conversion of the Series A Preferred (the "SERIES A CONVERSION RATE") shall be the quotient obtained by dividing the Series A Issue Price by the "SERIES A CONVERSION PRICE," calculated as provided in Section 4(c).

                  (c) CONVERSION PRICE. The conversion price for the Series A Preferred (the "SERIES A CONVERSION PRICE") shall initially be the Series A Issue Price. Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

                  (d)      MECHANICS OF CONVERSION.

                           (i)      Each holder of Preferred Stock who desires
to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of HBT or any transfer agent for the Preferred Stock, and shall give written notice to HBT at such office that such holder elects to convert the same. Such notice shall state the number of shares of Preferred Stock being converted. Thereupon, HBT shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (x) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined in good faith by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Preferred Stock being converted and (y) in cash (at the Common Stock's fair market value determined in good faith by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                           (ii)     If the conversion is in connection with an
underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holder, be conditioned upon the closing of such sale of securities.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If HBT shall at any time or from time to time after the date that the first share of Preferred Stock is issued (the "ISSUE DATE") effect a subdivision of the outstanding Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock, or in any right to acquire Common Stock) without a corresponding subdivision of a series of Preferred Stock, the Conversion Price for such series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased. Conversely, if HBT shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of a series of Preferred Stock, the Conversion Price for such series of Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If HBT at any time or from time to time after the Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price for each series of Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price for each series of Preferred Stock then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if each record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for each series of Preferred Stock shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                  (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(d) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in Section 4(h)), in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (h) REORGANIZATIONS, MERGERS OR CONSOLIDATIONS. If at any time or from time to time after the Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of HBT with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 3(d) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in Section 4(e) or (g)), as a part of such capital reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of HBT to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price for each series of Preferred Stock then in effect and the number of shares issuable upon conversion of each series of Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (i)      SALE OF SHARES BELOW CONVERSION PRICE.

                           (i)      If at any time or from time to time after
the Issue Date, HBT issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 4(e) above, for an Effective Price (as defined in subsection (iv) below) less than the then effective Conversion Price for a series of Preferred Stock, then and in each such case the then existing Conversion Price for such series of Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price for such series of Preferred Stock by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (ii) below) by HBT for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issue or sale, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options, warrants and convertible securities outstanding on the day immediately preceding the given date.

                           (ii)     For the purpose of making any adjustment
required under this Section 4(i), the consideration received by HBT for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by HBT after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by HBT in connection with such issue or sale but without deduction of any expenses payable by HBT, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of HBT for a consideration which covers both, be computed as the portion of the consideration so received that may be determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                           (iii)    For the purpose of the adjustment required
under this Section 4(i), if HBT issues or sells (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "CONVERTIBLE SECURITIES") or (ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price for a series of Preferred Stock, in each case HBT shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by HBT for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to HBT upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to HBT (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; PROVIDED that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, HBT shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED FURTHER that if the minimum amount of consideration payable to HBT upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED FURTHER, that if the minimum amount of consideration payable to HBT upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to HBT upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price for each series of Preferred Stock as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by HBT upon such exercise, plus the consideration, if any, actually received by HBT for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by HBT (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; PROVIDED that such readjustment shall not apply to prior conversions of Preferred Stock.

                           (iv)     "ADDITIONAL SHARES OF COMMON STOCK" shall
mean all shares of Common Stock issued by HBT or deemed to be issued pursuant to this Section 4(i), other than (A) shares of Common Stock issued upon conversion of the Preferred Stock; (B) up to Four Million, Nine Hundred Seventy-Six Thousand, Two Hundred Sixty-Eight (4,976,268) shares of Common Stock issued or issuable pursuant to the exercise of options, warrants or other Common Stock purchase rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) before or after the Issue Date to employees, officers or directors of, or consultants or advisors to HBT or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board (including all the representatives of the Preferred Stock); (C) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, or strategic partnership, joint venture or similar business affiliation approved by the Board (including all the representatives of the Preferred Stock) and (D) shares of Common Stock issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution or other commercial financing transaction, approved by the Board (including all the representatives of the Preferred Stock). References to Common Stock in the subsections of this clause (iv) above shall mean all shares of Common Stock issued by HBT or deemed to be issued pursuant to this Section 4(i). The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by HBT under this Section 4(i), into the aggregate consideration received, or deemed to have been received by HBT for such issue under this Section 4(i), for such Additional Shares of Common Stock.

                  (j) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price for any series of Preferred Stock for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, if the Preferred Stock is then convertible pursuant to this Section 4, HBT, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Stock subject to the adjustment at the holder's address as shown in HBT's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by HBT for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

                  (k) NOTICES OF RECORD DATE. Upon (i) any taking by HBT of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(d)) or other capital reorganization of HBT, any reclassification or recapitalization of the capital stock of HBT, any merger or consolidation of HBT with or into any other corporation, or any Asset Transfer (as defined in Section 3(d)), or any voluntary or involuntary dissolution, liquidation or winding up of HBT, HBT shall mail to each holder of Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.


                  (l)      AUTOMATIC CONVERSION.

                           (i)      Each share of Preferred Stock shall
automatically be converted into shares of Common Stock, based on the then-effective Conversion Price for such Preferred Stock, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of HBT in which (i) the per share price is at least Five Dollars ($5.00) (as adjusted for stock splits, dividends, recapitalizations and the like), and (ii) the gross cash proceeds to HBT (net of underwriting discounts, commissions and fees) are at least fifty million dollars ($50,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                           (ii)     Each outstanding share of a series of
Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Price for such series of Preferred Stock upon the majority vote of all outstanding shares of such series of Preferred Stock, voting as a separate class. Upon such automatic conversion any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                           (iii)    Upon the occurrence of either event
specified in Section 4(l)(i) or (ii) above, the outstanding shares of Preferred Stock (or a series of Preferred Stock, as the case may be) shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to HBT or its transfer agent; PROVIDED, HOWEVER, that HBT shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to HBT or its transfer agent as provided below, or the holder notifies HBT or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to HBT to indemnify HBT from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock (or a series of Preferred Stock, as the case may be), the holders of Preferred Stock subject to such automatic conversion shall surrender the certificates representing such shares at the office of HBT or any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                  (m) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, HBT shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined in good faith by the Board of Directors, including all the representatives of the Preferred Stock) on the date of conversion.

                  (n) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, HBT will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (o) NOTICES. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of HBT.

                  (p) PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

                  (q) NO DILUTION OR IMPAIRMENT. Without the consent of the holders of then outstanding Preferred Stock as required under Sections 2(c) and
(d), HBT shall not amend its Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by HBT, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

                                    EXHIBIT G

                         ALTERNATIVE AGREEMENT OF MERGER


                                   [ATTACHED]

                                   [EXHIBIT G]


                         ALTERNATIVE AGREEMENT OF MERGER



         This ALTERNATIVE AGREEMENT OF MERGER (this "Agreement") is entered into as of September ___, 2000, by and between HYDROGEN BURNER TECHNOLOGY, INC., a California corporation ("HBT"), and PHOENIX HYDROGEN SYSTEMS, INC., a California corporation ("Newco"), with reference to that certain Reorganization Agreement entered into as of the ____ day of September, 2000, by and among HBT, Sofinov Societe Financiere d'Innovation Inc., a Quebec corporation ("Sofinov"), and certain other parties (the "Reorganization Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Reorganization Agreement.

         HBT and Newco do hereby agree as follows:

         1. Pursuant to that certain Agreement, dated as of September __, 2000, by and among HBT, Newco, and certain other parties, Newco shall be merged (the "Alternative Merger") with and into HBT, and HBT will be the surviving corporation in the Alternative Merger.

         2. Upon the effectiveness of the Alternative Merger, each share of Newco common stock issued and outstanding immediately prior thereto (excluding any common stock held by HBT) will be automatically converted into the right to receive one (1) share of HBT common stock or, in the case of Sofinov, preferred stock, as set forth on Schedule A attached hereto. Upon conversion thereof into shares of HBT common or preferred stock at the effective time of the Alternative Merger, all shares of Newco common stock will cease to be outstanding and will automatically be canceled and retired.

         3. Each share of Newco common stock held by HBT immediately prior to the effective time of the Alternative Merger will be canceled.

         4. The effects of the Alternative Merger and the effective date of the Alternative Merger shall be as prescribed by law.

         5. This Agreement has been approved by the board of directors and the shareholders of Newco and HBT.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.


                                       HYDROGEN BURNER TECHNOLOGY, INC.,
                                       a California corporation


                                       By:
                                          -----------------------------------

                                            Name:  David Moard
                                            Title:  President


                                       By:
                                          -----------------------------------
                                            Name:  Larry Frost
                                            Title:  Assistant Secretary


                                       PHOENIX HYDROGEN SYSTEMS, INC.,
                                       a California corporation


                                       By:
                                          -----------------------------------
                                            Name: David Moard
                                            Title:  President


                                       By:
                                          -----------------------------------
                                            Name:  Larry Frost
                                            Title:  Assistant Secretary

                                  [EXHIBIT G-1]



                             CERTIFICATE OF APPROVAL

                                       OF

                         ALTERNATIVE AGREEMENT OF MERGER


David Moard and Larry Frost certify that:

1. They are the president and the secretary, respectively, of PHOENIX HYDROGEN SYSTEMS, INC., a California corporation.

2. The Alternative Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is _______.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  September __, 2000
                                       -------------------------------
                                       David Moard, President



                                       -------------------------------
                                       Larry Frost, Secretary

                                  [EXHIBIT G-2]



                             CERTIFICATE OF APPROVAL

                                       OF

                         ALTERNATIVE AGREEMENT OF MERGER


David Moard and Larry Frost certify that:

1. They are the president and the assistant secretary, respectively, of HYDROGEN BURNER TECHNOLOGY, INC., a California corporation.

2. The Alternative Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the corporation.

3. The shareholder approval was by the holders of _______ shares, which constitute a majority of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is _______.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  September __, 2000
                                       -----------------------------------
                                       David Moard, President



                                       -----------------------------------
                                       Larry Frost, Assistant Secretary

                                    EXHIBIT H

                            INVESTOR RIGHTS AGREEMENT


                                   [ATTACHED]

                                   [EXHIBIT H]

                        HYDROGEN BURNER TECHNOLOGY, INC.

                            INVESTOR RIGHTS AGREEMENT

                  THIS INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of the _____ day of September, 2000, between Hydrogen Burner Technology, Inc., a California corporation (the "COMPANY"), and Sofinov Societe Financiere d'Innovation Inc., a Quebec corporation (the "INVESTOR").

                                    RECITALS

                  WHEREAS, the Company and the Investor are parties to that certain Reorganization Agreement of even date herewith (the "REORGANIZATION AGREEMENT") pursuant to which upon the Effective Date of the Merger the Investor shall receive shares of the Company's common stock (the "COMMON STOCK"), or upon the Effective Date of the Alternative Merger the Investor shall receive shares of the Company's preferred stock (the "PREFERRED STOCK") (unless otherwise defined herein, the terms used in this preamble shall have the meanings ascribed to such term in the Reorganization Agreement); and

                  WHEREAS, in order to induce the Investor to enter into the Reorganization Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register the Common Stock, issued or issuable to the Investor, and certain other matters, all on the terms and conditions set forth herein.

                  NOW, THEREFORE, the parties hereto, intending legally to be bound, agree as follows:

                               TERMS OF AGREEMENT

                  1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

                  1.1      DEFINITIONS. For purposes of this SECTION 1:

                  (a) The term "ACT" means the Securities Act of 1933, as amended.

                  (b) The term "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock under the Act.

                  (c) The term "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  (d) The terms "REGISTER", "REGISTERED", AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (e) The term "REGISTRABLE SECURITIES" means all Common Stock held by the Investor, including, without limitation, (i) the Common Stock issuable or issued to the Investor upon conversion of the Preferred Stock, (ii) any Common Stock issued to the Investor as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in CLAUSE (i) above, and (iii) all Common Stock held by the Investor or issued to the Investor pursuant to a merger of the Company or any similar transaction.

                  (f) The number of shares of "REGISTRABLE SECURITIES" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                  (g) The term "SEC" shall mean the Securities and Exchange Commission.

                  1.2      REQUEST FOR REGISTRATION.

                  (a) Subject to the conditions of this SECTION 1.2, if the Company shall receive at any time after one hundred eighty (180) days following the date of the Initial Offering, a written request (the "REQUEST") from the Investor that the Company file a registration statement under the Act covering the registration of Registrable Securities then the Company shall, within thirty
(30) days of the receipt thereof and subject to the limitations of this SECTION 1.2, use its best efforts to effect the registration under the Act of all Registrable Securities that the Investor requests to be registered, subject to clause (d) below.

                  (b) The Registrable Securities covered by the Request shall be distributed by means of an underwriting, and the underwriter or underwriters selected by the Investor shall be reasonably acceptable to the Company. The right of the Investor to request the registration of its Registrable Securities shall be conditioned upon the Investor's participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent provided herein.

                  (c) The Company shall not be required to effect a registration pursuant to this SECTION 1.2:

                  (i) after the Investor has submitted five (5) Requests for registration pursuant to this SECTION 1.2, and such registrations have been declared or ordered effective; or

                  (ii) if the Company shall furnish to the Investor a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, including, without limitation, because the Company is planning a financing for the Company or is in the process of negotiating a material transaction which cannot or should not be disclosed to the public at such time, in which event the Company shall have the right to defer such filing for an aggregate period of not more than sixty (60) days during any 12 month period after receipt of a Request; PROVIDED, that any shareholder of the Company making a Request, whether pursuant to this Agreement or otherwise, shall be treated equally; or

                  (iii) if the applicable underwriter (if any) determines, in its good faith judgment, that due to market conditions generally (in the nature of force majeure events), it would be seriously detrimental to the Company and its shareholders for a registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for an aggregate period of thirty (30) days during any 12 month period after receipt of a Request; PROVIDED, that any shareholder of the Company making a Request, whether pursuant to this Agreement or otherwise, shall be treated equally.

                  (d) Pursuant to any registration statement filed pursuant to this SECTION 1.2, the Investor may sell up to an aggregate amount equal to
(i) 25% of the aggregate Registrable Securities held by the Investor after the effective date of the first such registration statement and (ii) 100% of the aggregate Registrable Securities held by the Investor after the anniversary of the Initial Offering.

                  1.3      COMPANY REGISTRATION.

                  (a) Subsequent to the Initial Offering, if the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with an underwritten public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give the Investor written notice of such registration. If the registration statement under which the Company gives notice to Investor under this Section 1.3 is for an underwritten offering, the Company shall so advise Investor and the right of Investor to be included in a registration pursuant to this Section 1.3 shall be conditioned upon Investor's participation in such underwriting and the inclusion of Investor's Registerable Securities in such underwriting to the extent provided herein. Upon the written request of the Investor given within twenty (20) days after mailing of such notice by the Company in accordance with SECTION 3.5 hereof, the Company shall, subject to the provisions of SECTION 1.3(c) hereof, cause to be registered under the Act all of the Registrable Securities that the Investor has requested to be registered.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this SECTION 1.3 prior to the effectiveness of such registration whether or not the Investor has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with SECTION 1.7 hereof.

                  (c) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this SECTION 1.3 to include all of the Investor's securities in such underwriting unless the underwriters determine in good faith that the quantity of such securities will not jeopardize the success of the offering by the Company. The Company shall be required to include in the offering only that number of securities, including Registrable Securities, that the underwriters determine in good faith will not jeopardize the success of the offering and shall allocate such amount (i) first to the Company, (ii) second to the Investor and (iii) to any other selling shareholder.

                  1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this SECTION 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) prepare and reasonably file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to three (3) years or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                  (c) furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Investor;

                  (d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor; PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                  (f) notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) cause all such Registrable Securities registered pursuant to such registration statement hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                  (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to the registration statement hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.5 INFORMATION FROM INVESTOR. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
SECTION 1 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Investor such the Investor's Registrable Securities.

                  1.6 EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to SECTIONS 1.2 AND 1.3 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and fees and disbursements of counsel for the Investor (with respect to such Counsel, up to a maximum aggregate amount equal to $25,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to SECTION 1.2 hereof, if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor shall bear such expenses) unless, in the case of a registration requested under SECTION 1.2 hereof, the Investor agrees to forfeit its right to one (1) demand registration pursuant to SECTION 1.2 hereof, PROVIDED, that if at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Investor shall not be required to pay any of such expenses and shall retain its rights pursuant to SECTION 1.2.

                  1.7 INDEMNIFICATION. To the extent that the Investor's Registrable Securities are included in a registration statement under this
SECTION 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the partners or officers, directors and shareholders of the Investor, legal counsel and accountants for the Investor, any underwriter (as defined in the Act) for the Investor and each person, if any, who controls the Investor or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse the Investor and each such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, however, that the indemnity agreement contained in this SUBSECTION 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or any such underwriter or controlling person; PROVIDED FURTHER, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Investor or any underwriter, or any person controlling the Investor or such underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Investor or such underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, and any controlling person of any such underwriter against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any person intended to be indemnified pursuant to this SUBSECTION 1.7(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, however, that the indemnity agreement contained in this SUBSECTION 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this SUBSECTION 1.7(b) exceed the gross proceeds from the offering received by the Investor.

                  (c) Promptly after receipt by an indemnified party under this SECTION 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 1.7, deliver to the indemnifying party a written notice of the commencement/hereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 1.7.

                  (d)      If the indemnification provided for in this SECTION
1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and the Investor under this SECTION 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this SECTION 1, and otherwise.

                  1.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this SECTION 1 may be assigned (but only with all related obligations) by the Investor to a transferee or assignee of such securities that after such assignment or transfer, holds at least Twenty (20%) Percent of the shares of Registrable Securities originally held by Sofinov (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); PROVIDED, that, such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of SECTION 2(d) hereof.

                  1.10 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under SECTION 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Investor that are included or (b) to demand registration of their securities.

                  2.       COVENANTS OF THE COMPANY.

                  2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to the Investor:

                  (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                  (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

                  (c) as soon as practicable, but in any event within forty-five (45) days after the end of each calendar month, an unaudited income statement, statement of cash flows for such calendar month and an unaudited balance sheet as of the end of such calendar month.

                  (d) with respect to the financial statements called for IN SUBSECTIONS (b) AND (c) of this SECTION 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

                  (e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, PROVIDED, however, that the Company shall not be obligated under this SUBSECTION
(e) OR ANY other subsection of SECTION 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

                  2.2 INSPECTION. The Company shall permit the Investor, at the Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; PROVIDED, however, that the Company shall not be obligated pursuant to this SECTION 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

                  3.       MISCELLANEOUS.

                  3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, including, without limitation, in SECTION 1.9 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto (including transferees of any shares of Registrable Securities pursuant to SECTION 1.9 hereof). Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement, including, without limitation.

                  3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.7 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

                  3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                          Hydrogen Burner Technology, Inc.


                          By:
                                 --------------------------------------------
                          Name:
                                 --------------------------------------------
                          Title:
                                 --------------------------------------------

                          Address for Notices:

                          Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard.
                          Los Angeles, California 90664
                          Fax: 310-312-4224
                          Attention: John Sarafopoulos




                         Sofinov Societe Financiere d'Innovation Inc.

                         By:
                                 --------------------------------------------
                         Name:
                                 --------------------------------------------
                         Title:
                                 --------------------------------------------

                         Address for Notices:

                         Hughes Hubbard & Reed LLP
                         350 South Grand Avenue, 36th Floor
                         Los Angeles, California 90071-3442
                         Attention: Eric van Ginkel, Esq.
                         Fax: 213-613-2950